UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

ALICO, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required

Fee paid previously with preliminary materials

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY
STATEMENT

Annual Meeting of Shareholders

February 28, 2025
9:30 a.m. (Eastern time)

ALICO, INC.
10070 DANIELS INTERSTATE COURT
Suite 200
FORT MYERS, FLORIDA 33913

January 15, 2025
To Our Shareholders:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company”) at 9:30 a.m. Eastern time, on Friday, February 28, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 5 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.

Sincerely,

/s/ Bradley Heine
Bradley Heine
Chief Financial Officer

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s strategic transformation, the Company’s expected future profitable growth, the future of the Company’s land holdings, expectations for the management of certain acres by third-party caretakers and any other statements relating to our future activities or other future events or conditions. These statements are based on our current expectations, estimates and projections about our business based, in part, on assumptions made by our management and can be identified by terms such as “if,” “will,” “should,” “expects,” “plans,” “hopes,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including, but not limited to: our ability to successfully develop and execute our strategic growth initiatives and whether they adequately address the challenges or opportunities we face; water use regulations restricting our access to water; harm to our reputation; tax risks associated with a Section 1031 Exchange; risks associated with the undertaking of one or more significant corporate transactions; the result of any significant corporate transactions; any change or the classification or valuation methods employed by county property appraisers related to our real estate taxes; loss of key employees; material weaknesses and other control deficiencies relating to our internal control over financial reporting; our indebtedness and ability to generate sufficient cash flow to service our debt obligations; higher interest expenses as a result of variable rates of interest for our debt; our ability to continue to pay cash dividends; and certain of the other factors described under the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the Securities and Exchange Commission on December 2, 2024. Except as required by law, we do not undertake an obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

ALICO, INC.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, FEBRUARY 28, 2025

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” or “our”) will be held at 9:30 a.m. Eastern time on Friday, February 28, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALCO2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.To elect George R. Brokaw, Katherine R. English, Benjamin D. Fishman, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Adam H. Putnam and Henry R. Slack as directors to serve on our Board of Directors until the 2026 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;
2.To ratify the appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2025;
3.To approve the amendment and restatement of the Alico, Inc. Stock Incentive Plan of 2015; and
4.To transact any other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournments thereof.
Our Board of Directors has fixed the close of business on January 3, 2025, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Bradley Heine
Bradley Heine
Chief Financial Officer

Fort Myers, Florida
January 15, 2025

ALICO, INC.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913

PROXY STATEMENT

Annual Meeting of Shareholders
February 28, 2025

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Alico, Inc. of proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, February 28, 2025 (the “Annual Meeting”), at 9:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALCO2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $1.00 par value per share, as of the close of business on January 3, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 7,636,160 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Shareholders for the year ended September 30, 2024 (the “2024 Annual Report”) will be released on or about January 15, 2025 to our shareholders on the Record Date.
In this proxy statement, “Alico”, “Company”, “we”, “us”, and “our” refer to Alico, Inc.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on February 28, 2025

The Proxy Statement and accompanying 2024 Annual Report to Shareholders are available at
www.alicoinc.com or at www.proxyvote.com
Proposals
At the Annual Meeting, the shareholders will be asked:

•To elect George R. Brokaw, Katherine R. English, Benjamin D. Fishman, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Adam H. Putnam and Henry R. Slack (together, the “Director Nominees”) to serve on our Board until the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”), and until their respective successors have been duly elected and qualified.
•To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
•To approve the amendment and restatement of the Alico, Inc. Stock Incentive Plan of 2015 (the “2015 Plan”).

•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

1.FOR the election of the eight (8) Director Nominees to serve on our Board;
2.FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025; and
3.FOR the approval of the amendment and restatement of the 2015 Plan.
If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Alico’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Alico is making this proxy statement and its 2024 Annual Report available to its shareholders electronically via the Internet. On or about January 15, 2025, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Business Update
On January 6, 2025, we announced a strategic transformation in the Company’s business focus, to wind down our Alico Citrus division, which holds our citrus production operations, to focus on our long-term diversified land usage and real estate development strategy. Due to increasing financial challenges from citrus greening disease and environmental factors for many seasons, we have decided to not spend further capital on our citrus operations after the current crop is harvested in 2025. We will focus our resources on creating new opportunities for profitable growth while also acting prudently on behalf of shareholders.

We expect to maintain our commitment to the Florida agriculture industry through diversified farming operations on nearly all our land holdings following this citrus production transition. We also expect to entitle certain parcels of our land for commercial and residential development. We believe these strategic decisions improve our ability to provide investors with a greater return on capital that includes the benefits and stability of a conventional agriculture investment, with the optionality that comes with active land management. We plan to wind down Alico Citrus’ primary operations, which includes reducing most of our citrus production workforce. We expect that approximately 3,460 citrus acres will be managed by third-party caretakers for another season through 2026.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is January 3, 2025. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 7,636,160 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or brokerage firm to obtain your 16-digit control number or otherwise vote through the bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of a majority in interest of all the shares of common stock issued and outstanding and entitled to vote as of the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a Alico shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ALCO2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the Record Date. The meeting webcast will begin promptly at 9:30 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, a lesser interest than the interest of all the shares of common stock issued and outstanding are authorized by our Second Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Shareholders of Record. If you are a shareholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on February 27, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered shareholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Alico prior to or at the Annual Meeting at Alico, Inc., 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913 Attention: Mary Molina, Corporate Secretary; or
•by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting. If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that hosting a virtual meeting is in the best interest of the Company and its shareholders because a virtual meeting enables increased shareholder attendance and participation as shareholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ALCO2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ALCO2025.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each shareholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
• irrelevant to the business of the Company or to the business of the Annual Meeting;
• related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
• related to any pending, threatened or ongoing litigation;
• related to personal grievances;
• derogatory references to individuals or that are otherwise in bad taste;
• substantially repetitious of questions already made by another shareholder;

• in excess of the two-question limit;
• in furtherance of the shareholder’s personal or business interests; or
• out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The affirmative vote of a majority of the votes cast. (1)	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares of common stock present at the meeting, in person or represented by proxy, and entitled to vote.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval of the amendment and restatement of the 2015 Plan	The affirmative vote of a majority of the shares of common stock present at the meeting, in person or represented by proxy, and entitled to vote.	Abstentions and broker non-votes will have the same effect as votes against the proposal.

1.In the event of a Contested Election (as defined in our Bylaws), we will revert to a plurality voting standard. For a description of our majority and plurality voting standards, please refer to the section captioned “Proposal 1: Election of Directors.”

What is an “abstention” and how will abstentions be treated?
An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the election of directors. Abstentions will have the same effect as votes against the ratification of the appointment of Grant Thornton LLP and the approval of the amendment and restatement of the 2015 Plan. If the Company were to revert to a plurality voting standard for a Contested Election (as defined in the Bylaws), a vote “withheld”, in the case of the proposal regarding the election of directors, represents a shareholder’s affirmative choice to decline to vote on a proposal and would be counted as present and entitled to vote for purposes of determining a quorum and have no effect on the election of directors.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the amendment and restatement of the 2015 Plan. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to hold office until the 2026 Annual Meeting and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.

The Board currently consists of eight (8) directors, our current directors, who are also our Director Nominees for election at the Annual Meeting, are George R. Brokaw, Katherine R. English, Benjamin D. Fishman, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Adam H. Putnam and Henry R. Slack. The Board has nominated each of the foregoing director candidates to serve as directors until the 2026 Annual Meeting.
In accordance with our Restated Certificate of Incorporation, as amended from time to time, (the “Certificate of Incorporation”) and Bylaws, all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board, but shall consist of between seven (7) and eleven (11) directors. Our directors may be removed at any time for cause or without cause by the vote of the holders of a majority of the common stock then entitled to vote at an election of directors and the holders of a majority of the common stock then entitled to vote at any election of directors may fill the vacancy caused by such removal.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. All nominees have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. In the event that any of George R. Brokaw, Katherine R. English, Benjamin D. Fishman, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Adam H. Putnam and Henry R. Slack should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the Director Nominees will be unable to serve if elected. Each of the Director Nominees has consented to being named in this proxy statement and to serve if elected.
In accordance with procedures established by the Nominating and Governance Committee any incumbent director who receives a greater number of votes “AGAINST” the director’s election than votes “FOR” is required to offer to submit his or her resignation to the Board following the shareholder vote. The Nominating and Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This process allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue.

Vote required
Under our Bylaws, in uncontested elections (that is, where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

In the event of a Contested Election (as defined in our Bylaws), we will revert to a plurality voting standard, the default standard under applicable Florida law.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Director Nominees to serve on our Board until the 2026 Annual Meeting and until their respective successors have been duly elected and qualified.

Nominees for Directors to be Elected at the 2025 Annual Meeting of Shareholders to Serve Until 2026

The following sets forth a brief summary of each nominee’s principal occupation, recent professional experience, other qualifications and directorships at other public companies in the past five years, if any, considered by the Nominating and Governance Committee and the Board.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

George R. Brokaw	57	Chairman
George R. Brokaw has served on the Board of Directors since November 2013, and as Chairman of the Board of Directors since February 2022. Prior to that, he served as Executive Vice Chairman of the Board of Directors from December 2016 until December 2019. Since October 2013, Mr. Brokaw has served as a private investor through Wilson Capital Management, LLC. Mr. Brokaw has been a member of the Board of Directors for EchoStar Corporation (Nasdaq: SATS), since December 2023, and serves on its Compensation Committee and as Chair of the Audit Committee, and several other private boards. He has significant public company Audit, Compensation and Nominating & Executive Committee experience. He also serves on several not-for profit boards including the French American Foundation, Huguenot Society of America and the Society of Mayflower Descendants. He previously served as a director to several public and private companies, including: Modern Media Acquisition Corp., North American Energy Partners Inc., Capital Business Credit LLC, Timberstar, Capital Business Credit LLC, Exclusive Resorts, LLC, DISH Network Corporation, and CTO Realty Growth, Inc., and Value Place Holdings LLC. Mr. Brokaw received a B.A. from Yale University and a J.D./M.B.A. from the University of Virginia.

Katherine R. English	60	Director	Ms. English has served on the Board of Directors since August 2020, and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture and environmental and land use law. Ms. English has served as a Partner at Pavese Law Firm since January 2000. Her practice supports legacy agricultural businesses in obtaining and protecting entitlements required to support and improve their properties' value, productivity, and flexibility. She has particular experience representing companies whose key businesses are farming, conservation and development. Ms. English has also served as a Limited Partner at English Family Limited Partnership, a family farm on the banks of the Caloosahatchee River in Alva, Florida, since 1999. She serves on several committees supporting agriculture, agricultural education and environmental policy and also serves on the Florida Commission on the Status of Women, as an appointee of the Florida Commissioner of Agriculture for a term from 2023 to 2025. She is a graduate of the Wedgworth Leadership Institute for Agriculture and Natural Resources at the University of Florida. Ms. English received a B.A. in English from the University of Florida and a J.D degree from Mercer University Walter F. George College of Law.

Benjamin D. Fishman	48	Director	Mr. Fishman has served on the Board of Directors since November 2013, and previously served as the non-employee Executive Chairman from July 2019 to February 2022. He brings to the Board of Directors extensive knowledge and experience in the agriculture industry through his long career as an investor and board member of various food and agriculture companies. From November 2018 to July 2019, Mr. Fishman served as Interim President of Alico. He previously served as the financial expert on Alico’s Board of Directors. From 2007 until 2021, Mr. Fishman was a Managing Director of the Continental Grain Company (“CGC”), a global investor, owner and operator of companies with more than 200 years of history across the food and agribusiness spectrum. From 1998 until 2000, he served as a Strategic and Financial Analyst for CGC. Mr. Fishman left CGC in 2000 to co-found The Grow Network, which was sold to the McGraw-–Hill Companies in 2004. In 2005, he was a National Finalist for the White House Fellowship. Mr. Fishman returned to CGC in 2005 and helped to establish CGC’s investment activities. Mr. Fishman currently serves as Chairman of the Board Regenified, Inc., where he is engaged at the intersection of food, agriculture, and climate change. He also serves on the board of Centier Bank Holding Co. and sits on committees for the Brooklyn Public Library. Mr. Fishman received a B.A. in political theory from Princeton University.
John E. Kiernan	57	Director, President and Chief Executive Officer
President and Chief Executive Officer of the Company since July 2019 and on the Board of Directors since February 2020. Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Executive Vice President and Chief Financial Officer from June 2015 to June 2019). Before joining Alico, Mr. Kiernan served as the Chief Financial Officer of Greenwich Associates, a private global research-based consulting firm serving the financial services industry. He previously worked as the Treasurer and SVP for Capital Markets & Risk Management for Global Crossing until its sale to Level 3 in 2011. He also previously served as the Vice President of Investor Relations for Misys plc, which maintained a public listing on the London Stock Exchange and a Nasdaq listing for one of its subsidiaries, and as a Director of Corporate Development for IBM. Earlier in his career, Mr. Kiernan spent 12 years as an investment banker and specialized in IPOs and M&A for technology companies during his tenure at Bear, Stearns, where he earned the title of Managing Director. Mr. Kiernan served as a member of the Board of Directors for Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), parent company of PeoplesBank, from April 2022 until its merger of equals with Orrstown Financial Services in July 2004, and served on its Corporate Governance and Nominating Committee, Audit Committee, and Compensation Committee. He is a Certified Treasury Professional and is National Association of Corporate Directors Directorship Certified. Mr. Kiernan received a B.A. in Finance and History from Saint Vincent College, an M.B.A. from the Darden Graduate School of Business Administration and a J.D. from the University of Virginia School of Law.

W. Andrew Krusen, Jr.	76	Director	Mr. Krusen has served on the Board of Directors since November 2013, and brings to the Board of Directors extensive knowledge and experience in the areas of business leadership, finance and capital markets and real estate. Mr. Krusen has served as Non–Executive Chairman of Dominion Financial Group, Inc., a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors since May 1983. He has also served as the managing member of Krusen – Douglas, LLC, a large landowner in the Tampa, Florida area since January 2001. Mr. Krusen also currently serves as a director of several privately held companies. He is currently a director and chairman of Florida Capital Group, Inc. – a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary. Mr. Krusen previously served as a director to several public and private companies, including Exactech, Inc. from June 2014 until February 2018, and Beall’s, Inc., and as Chairman of Tampa's Museum of Science and Industry. Mr. Krusen is a former member of the Young Presidents’ Organization and is currently a member of the World President’s Organization and the Society of International Business Fellows. Mr. Krusen received a B.A. in Geology from Princeton University.
Toby K. Purse	52	Director	Mr. Purse has served on the Board of Directors since April 2019, and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, business leadership and finance. Since 2004 Mr. Purse has served in various roles at Lipman Family Farms, the largest open-field tomato grower in North America, including currently serving as the Chief Operating Officer and previously serving as Chief Administrative Officer and Chief Financial Officer. Mr. Purse is a member of the Florida Tomato Committee, the Florida Tomato Growers Exchange and the Florida Tomato Exchange. Mr. Purse received a B.A. and Masters in Accounting from the University of South Florida.

Adam H. Putnam	50	Director	Mr. Putnam has served on the Board of Directors since August 2020, and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, sustainability, climate change, supply chain, business leadership and finance. Mr. Putnam has served as the Chief Executive Officer of Ducks Unlimited, a U.S. nonprofit organization dedicated to the conservation of wetlands and associated upland habitats for waterfowl, other wildlife, and people since April 2019. Prior to Ducks Unlimited, he served as Florida’s Commissioner of Agriculture from 2011 until 2019, where he focused on fostering the growth of Florida agriculture and protecting the state’s water supply, among other issues and was a US Congressman for five terms, from 2001 until 2011, where he engaged on issues such as agriculture, water and energy. He also was the House Republican Conference Chair from 2007 until 2009. Due to Mr. Putnam’s public policy and public service experience, he brings to the board expertise in understanding and navigating the physical and transition risks and opportunities of climate change, and together with his knowledge of sustainability, water supply, and agricultural operations within Florida’s regulatory environment, Mr. Putnam contributes to the board’s effective oversight of environmental, social, and governance and climate change issues. Mr. Putnam also leverages his scientific training and public policy experience to advocate for natural climate solutions. A fifth generation Florida farmer and rancher, Mr. Putnam serves on the advisory board for AgAmerica Lending and is a founding director of Leading Harvest, which advances agricultural sustainability practices across the supply chain, as well as on the boards of various non-profit and private organizations. Mr. Putnam received a B.S. in Food and Resource Economics from the University of Florida.

Henry R. Slack	74	Director	Mr. Slack has served on the Board of Directors since November 2013, and served as Executive Chairman from December 31, 2016 to June 30, 2019. He brings to the Board of Directors extensive experience in the areas of business, finance and capital markets. The majority of his career has been in the natural resources business. Mr. Slack has been on the board of Castleton Commodities, a global energy commodities merchant and infrastructure asset investor, since 2013, and has served as chairman since 2022. Mr. Slack is managing director of Quarterwatch LLC, and has been a member of the board of directors of W.R. Grace & Co. since 2019. He was Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999 when that company merged with Anglo American Corporation to form Anglo American plc. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining finance company, from 1981 until 1999. During his lengthy career at Anglo American and Minorco, he was actively involved in the full range of those companies’ mining, financial and industrial activities worldwide. For many years, Mr. Slack has also served as a director of E. Oppenheimer and Son International Limited, formerly a private investment and family holding company. He was on the board of directors of Salomon Brothers Inc., from 1982 until 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 until 2002, and Engelhard Corporation for more than 20 years, until its acquisition in 2006. Mr. Slack received a B.A. in History from Princeton University.

Board Diversity Matrix
The members of our Board have provided the diversity information below.

Board Diversity Matrix (As of January 15, 2025)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

Qualifications, Attributes and Skills of the Members of Alico’s Board of Directors
The chart below summarizes certain key qualifications, attributes, and skills for each of Alico’s directors (each of whom is also a Director Nominee). An “X” in the chart below indicates an area of focus or expertise of a director on which the Board currently relies.

	George R. Brokaw	Katherine R. English	Benjamin D. Fishman	John E. Kiernan	W. Andrew Krusen, Jr.	Toby R. Purse	Adam H. Putnam	Henry R. Slack
Skills & Experience
Board of Directors Experience	x		x	x	x	x	x	x
Agriculture Industry Experience	x	x	x	x	x	x	x	x
CEO/Business Head	x		x	x	x	x	x	x
International	x		x	x	x	x	x	x
Human Capital Management/Compensation	x	x	x	x	x	x	x	x
Finance/Capital Allocation	x		x	x	x	x	x	x
Financial Audit Experience	x		x	x	x	x	x	x
Government/Public Policy		x	x				x	x
Strategic Planning	x	x	x	x	x	x	x	x
Environmental Science/Policy/Regulation or Climate Change		x	x	x			x
Mergers and Acquisitions	x		x	x	x	x		x
Risk Management	x		x	x	x	x	x	x
Corporate Governance	x	x	x	x	x		x	x
Technology/Systems	x			x	x	x		x
Business Ethics	x	x		x	x	x	x	x
Real Estate	x	x	x	x	x		x
Minerals and Mining	x	x		x	x			x

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. On December 17, 2024, the Audit Committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025. Grant Thornton LLP also served as our independent registered public accounting firm for the fiscal year ended September 30, 2024. Neither Grant Thornton LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2025.

Representatives of Grant Thornton LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Although ratification is not required by our Articles of Incorporation, Bylaws, or otherwise, the Board is submitting the appointment of Grant Thornton LLP to our shareholders for appointment as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the selection will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Continuing Disclosures Regarding Change in Independent Registered Public Accounting Firm

As previously disclosed, on December 8, 2023, the Audit Committee approved the dismissal of RSM US LLP as the Company’s independent registered public accounting firm. The report of RSM US LLP on the Company’s financial statements for the fiscal year ended September 30, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal year ended September 30, 2023 and in the subsequent interim period through December 8, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the matter in its report on the financial statements for such years.

In the fiscal year ended September 30, 2023 and in the subsequent interim period through December 8, 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided RSM US LLP with a copy of the disclosures contained in its Current Report on Form 8-K filed on December 14, 2023 and requested that RSM US LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of RSM US LLP’s letter, dated December 14, 2023, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2023.

During the fiscal year ended September 30, 2023 and the subsequent interim period through December 8, 2023, neither the Company nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The ratification of the appointment of Grant Thornton LLP will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting, in person, or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.

PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ALICO, INC. STOCK INCENTIVE PLAN OF 2015
We ask that our shareholders vote to approve an amendment and restatement of the Alico, Inc. Stock Incentive Plan of 2015, which we refer to as the “2015 Plan,” to extend the term of the 2015 Plan through December 17, 2035. Such amended and restated 2015 Plan, which we refer to as the “Amended 2015 Plan,” was adopted by the action of the Board of Directors on December 17, 2025, upon the recommendation of the Compensation Committee and subject to such shareholder approval.

If the Amended 2015 Plan is approved by shareholders:

•The term of the 2015 Plan will be extended through the ten-year anniversary of the date the Board of Directors approved the Amended 2015 Plan, or December 17, 2025, and any new long-term incentive awards will be made under the Amended 2015 Plan;

•The Amended 2015 Plan generally streamlines certain performance-based compensation provisions in the 2015 Plan in a manner that is intended to appropriately address changes made to Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as (the “Code”), under the Tax Cut and Jobs Act of 2017, which we refer to as the “TCJA” (though it retains individual award limits specifying the maximum number of awards that could be paid to an individual participant in a calendar year); and

•We will continue to be able to use equity compensation as a means to attract, retain, and motivate officers, employees, directors, and/or consultants, which provides incentives directly linked to shareholder value subject to the terms of the Amended 2015 Plan.

The purpose of the Amended 2015 Plan is to allow us to attract, retain, and motivate officers, employees, directors, and/or consultants and to provide us and our subsidiaries and affiliates with a long-term incentive plan providing incentives directly linked to shareholder value.

As of January 3, 2025, there were 1,084,412 shares available for issuance under the 2015 Plan and 84,750 shares underlying outstanding awards (with performance-based awards counted assuming “maximum” performance achievement) under the 2015 Plan. We believe that our executive compensation program, and particularly the granting of equity awards, will allow the Company to align the interests of its executives and other service providers of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other service providers and provides them with additional incentive to devote their best efforts to pursue and sustain our strategy to become a leading agriculture and natural resource company and establish leading positions in our different business lines, where scale and expertise can generate strong long-term returns for the Company and its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its service providers so that it can react appropriately to the changing competitive environment and to engage in strategic transactions such as those announced and/or completed during the beginning of the current fiscal year.

The 2015 Plan is set to expire on February 25, 2025, and the shares available for issuance under the 2015 Plan will no longer be available for grants after such date, absent shareholder approval of the Amended 2015 Plan. If the Amended 2015 Plan is not approved by our shareholders, awards previously granted and outstanding under the 2015 Plan will not be affected or impaired by the expiration of the 2015 Plan and will remain in full force and effect under the 2015 Plan according to their respective terms. However, the inability to make competitive equity awards to attract and retain talented employees or incentivize non-employee directors to serve on our board of directors could have an adverse impact on our business. Furthermore, if the Amended 2015 Plan is not approved, we could be forced to increase our use of cash compensation, which will reduce the resources we have allocated to meeting our business needs. Therefore, the approval of the Amended 2015 Plan is important to our future success.

In addition, the Amended 2015 Plan includes certain updates intended to streamline the performance-based compensation provisions in the 2015 Plan in light of the changes to Section 162(m) of the Code arising from the TCJA, while retaining certain provisions in the 2015 Plan related to individual award limits on performance-based compensation. Prior to enactment of the TCJA, Section 162(m) of the Code provided that a publicly traded corporation generally could not deduct compensation in excess of $1 million per year paid to its “covered employees” (within the meaning of Section 162(m) of the Code) with respect to the year in question, with an exception for amounts that constituted “qualified performance-based compensation.” One of the requirements for awards under the 2015 Plan to qualify as “qualified performance-based compensation” was that the 2015 Plan had to include the maximum amount of compensation that could be paid to any individual during a specified period. The 2015 Plan, provided that the maximum number of shares with respect to performance-based awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) could not exceed 500,000 shares during any calendar year and that no individual participant could be granted stock options or stock appreciation rights covering in excess of 500,000 shares during any calendar year under the 2015 Plan, as well as that the maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $5,000,000.

In light of the TCJA’s changes, certain other provisions related to Section 162(m) of the Code, were removed and will no longer apply following the effectiveness of the Amended 2015 Plan, and the administrator of the Amended 2015 Plan. However, we have decided to retain the individual award limits described above in the Amended 2015 Plan in the interest of good governance, even though they are no longer required to be included for purposes of the qualified performance-based compensation exception under Section 162(m) of the Code.

The Board of Directors believes it is appropriate and prudent to preserve the Company’s ability to make additional equity grants should it become necessary to do so in its business judgment. Accordingly, the Board of Directors has approved, and is asking the Company’s shareholders to approve, the Amended 2015 Plan, which would extend the term of the 2015 Plan through December 17, 2035, continue to reserve 1,084,412 shares (the remaining shares available for issuance from the original reserve of 1,250,000 shares) for issuance under the Amended 2015 Plan and incorporate certain updates to conform to certain changes made under Section 162(m) of the Code by the TCJA. The Company believes that the shares available for issuance under the Amended 2015 Plan, if approved by shareholders, would permit the Company to pursue its compensation structure and strategy for approximately ten years. However, we cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2015 Plan could last for a shorter or longer period of time.

As of January 3, 2025, the closing price of a share of our common stock on Nasdaq was $26.33. A summary of the Amended 2015 Plan is set forth below. The summary of the Amended 2015 Plan is qualified in its entirety by the full text of the Amended 2015 Plan, which is included in this Proxy Statement as Appendix A.

Summary of the Amended 2015 Plan

General. Awards granted under the Amended 2015 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards, or any combination of those awards. The Amended 2015 Plan provides that awards may be made under the Amended 2015 Plan for ten years.

Administration. Under the terms of the Amended 2015 Plan, the Amended 2015 Plan will be administered by the Compensation Committee of our Board, or by such other committee as may be appointed by our Board, which we refer to as the “committee”. Unless and until the Board appoints any other committee or subcommittee, the Amended 2015 Plan will be administered by the Compensation Committee. Under the terms of the Amended 2015 Plan, the committee can make rules and regulations and establish such procedures for the administration of the Amended 2015 Plan as it deems appropriate. Any determination made by the committee under the Amended 2015 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Shares Available. The Amended 2015 Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the Amended 2015 Plan cannot exceed 1,250,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. The maximum number of shares that may be granted pursuant to incentive stock options is 1,250,000.

As described above, if the Amended 2015 Plan is not approved by our shareholders, awards previously granted and outstanding under the 2015 Plan will not be affected or impaired by the expiration of the 2015 Plan and will remain in full force and effect under the 2015 Plan according to their respective terms.

Shares underlying awards that expire or are forfeited or terminated without being exercised or settled for cash will again be available for the grant of additional awards within the limits provided by the Amended 2015 Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such award, only the number of shares issued net of the shares withheld or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares available for delivery under the Amended 2015 Plan. To the extent any shares subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Amended 2015 Plan.

Eligibility. The Amended 2015 Plan provides for awards to the directors, officers, employees, and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, except that incentive stock options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). As of the date of this Proxy Statement, there were approximately seven non-employee directors, 199 employees, and zero consultants eligible to participate in the Amended 2015 Plan. Our current executive officers named in the Summary Compensation Table under the caption “Executive Officer Compensation” herein and each of our current non-employee directors are among the individuals eligible to receive awards under the Amended 2015 Plan.

Award Limits. The Amended 2015 Plan provides that the maximum number of shares with respect to performance-based awards (other than stock options and stock appreciation rights) cannot exceed 500,000 shares during any calendar year and that no individual participant can be granted stock options or stock appreciation rights covering in excess of 500,000 shares during any calendar year under the Amended 2015 Plan, as well as that the maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $5,000,000.

Stock Options. Subject to the terms and provisions of the Amended 2015 Plan, options to purchase shares of our common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the Amended 2015 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or nonqualified stock options, the duration of the options, the number of shares to which the options pertain, and such additional limitations, terms, and conditions as the committee may determine, but the Amended 2015 Plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule of an option provide that the option will vest before the first anniversary of the date of grant.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant. The Amended 2015 Plan prohibits a repricing of a stock option without the approval of the Company’s shareholders. All options granted under the Amended 2015 Plan will expire no later than ten years from the date of grant. The method of exercising an option granted under the Amended 2015 Plan is set forth in the Amended 2015 Plan as are the general provisions regarding the exercisability of incentive stock options and nonqualified stock options following certain terminations of employment. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the committee. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of our common stock in the recipient’s name.

Stock Appreciation Rights. The committee in its discretion may grant stock appreciation rights under the Amended 2015 Plan. Stock appreciation rights may be “tandem SARs,” which are granted in conjunction with an option, or “free-standing SARs,” which are not granted in conjunction with an option. A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock to which such stock appreciation right pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant. The Amended 2015 Plan prohibits a repricing of a free-standing SAR without the approval of the Company’s shareholders.

A tandem SAR may be granted at the grant date of the related option. A tandem SAR will be exercisable only at such time or times and to the extent that the related option is exercisable and will have the same exercise price as the related option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related option, and the related option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the stock appreciation right pertains, and such additional limitations, terms, and conditions as the committee may determine, but the Amended 2015 Plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule of a SAR provide that the right will vest before the first anniversary of the date of grant. We may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash, or a combination of stock and cash as set forth in the award agreement relating to the stock appreciation rights. The method of exercising a stock appreciation right granted under the Amended 2015 Plan is set forth in the Amended 2015 Plan as are the general provisions regarding the exercisability of SARs following terminations of employment. Stock appreciation rights are not transferable except by will or the laws of descent and distribution or, with respect to stock appreciation rights that are not granted in “tandem” with an option, as expressly permitted by the committee. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms, and conditions as the committee may determine.

Restricted Stock. The Amended 2015 Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the Amended 2015 Plan and as may be otherwise determined by the committee. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.

Restricted Stock Units. The Amended 2015 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of our common stock and do not entitle the recipients to the rights of a shareholder. Restricted stock units granted under the Amended 2015 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the Amended 2015 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Performance Units. The Amended 2015 Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of our common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the committee in granting the performance unit and may be paid in cash, shares of our common stock, other property or a combination thereof. The performance period for a performance unit must be at least six months. Other Stock-Based Awards. The Amended 2015 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may be granted only in lieu of compensation that would otherwise be payable to the participant.

Performance Goals. The Amended 2015 Plan provides that performance goals may be established by the committee in connection with the grant of awards. Change in Control. Unless provided otherwise in the applicable award agreement:

•in the event of a “change in control” of the Company (as defined in the Amended 2015 Plan), if equivalent replacement awards are substituted for awards granted and outstanding under the Amended 2015 Plan at the time of such change in control, such awards will not vest upon the change in control but would vest upon a termination of service by reason of death, disability, or retirement, or upon a termination of service without cause or a resignation for “good reason,” in each case, within two years after such change in control (i.e., the awards vest on a “double-trigger” basis); and

•notwithstanding any other provision of the Amended 2015 Plan to the contrary, upon the termination of service of a participant during the two-year period following a change in control for any reason other than for cause, any option or stock appreciation right held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until (a) in the case of incentive stock options, the last date on which such options would otherwise be exercisable, and (b) in the case of nonqualified options and stock appreciation rights, the later of (i) the last date on which such option or stock appreciation right would otherwise be exercisable and (ii) the earlier of (A) the third anniversary of the change in control and (B) the expiration of the option’s or stock appreciation right’s term.

An award qualifies as a “replacement award” under the Amended 2015 Plan if the following conditions are met in the sole discretion of the committee: (a) it is of the same type as the award being replaced; (b) it has a value equal to the value of the award being replaced as of the date of the change in control; (c) if the underlying award being replaced was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (d) it contains terms relating to vesting (including with respect to a termination of service) that are substantially identical to those of the award being replaced; and (e) its other terms and conditions are not less favorable to the participant than the terms and conditions of the award being replaced (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

If equivalent replacement awards are not substituted for awards granted and outstanding under the Amended 2015 Plan at the time of such change in control, (a) all then-outstanding options and stock appreciation rights will become fully vested and exercisable, and all full-value awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to be earned, and payable in an amount equal to the full value of such award and (b) any performance-based awards will be deemed to be earned and payable in an amount equal to the full value of such performance-based awards with all applicable performance goals deemed achieved at the greater of (i) the applicable target level or (ii) the level of achievement of the performance goals as determined by the committee as of the date of the change in control, taking into account performance through the latest practicable date prior to the change in control. The amount payable for such performance-based awards will be prorated based on the portion of the performance period that has elapsed prior to the change in control. However, if the performance goals have been fully achieved as of the change in control, the performance period will be deemed to have entirely lapsed.

Termination of Service. Unless otherwise determined by the committee:

•upon a participant’s termination of service for any reason other than death, disability, retirement, or cause, any option or SAR held by the applicable participant that was exercisable immediately before the termination of service may be exercised at any time until the earlier of (a) the 90th day following such termination of service and (ii) expiration of the term of the option or SAR;

•upon a participant’s termination of service by reason of the participant’s death or disability, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (a) the first anniversary of the date of death and (b) the expiration of the term of the option or SAR;

•upon a participant’s termination of service for retirement, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (a) in the case of nonqualified options and SARs, (i) the fifth anniversary of the termination of service and (ii) the expiration of the term of the option or SAR, and (b) in the case of incentive options, (i) the 90th day following such termination of service and (ii) the expiration of the term of the option; and

•upon a participant’s termination for cause, all options or SARs will be forfeited.

Amendment. Our Board of Directors or the committee may amend, alter or discontinue the Amended 2015 Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of our shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the Amended 2015 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the Amended 2015 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Nonqualified Stock Options. A participant will not recognize taxable income at the time of grant of a nonqualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the amount realized upon such disposition over the exercise price (or, if lesser, the fair market value of such shares on the date of exercise over the exercise price), and we generally will be entitled to a corresponding deduction, with any remaining gain or loss being treated as capital gain or capital loss.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are generally entitled to a corresponding deduction at the time the ordinary income is recognized by the participant. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will generally be entitled to a corresponding deduction.
Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will generally be entitled to a corresponding deduction.

Performance Units. A participant will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will generally be entitled to a corresponding deduction.

Section 162(m) Limitations. As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives.

Section 409A of the Code. Certain types of awards under the Amended 2015 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended 2015 Plan and awards granted under the Amended 2015 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended 2015 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended 2015 Plan.

New Plan Benefits

Any future awards under the Amended 2015 Plan will be subject to the discretion of the committee, and the committee has not yet determined to whom such future awards will be made and the terms and conditions of such future awards. Therefore, it is not possible to determine the benefits that will be received in the future by the participants in the Amended 2015 Plan.

Although our non-employee directors may elect to receive fully-vested shares in lieu of their cash retainers, these elections may be revoked or revised by such directors. As a result, it is not possible to determine the number of shares such directors may be issued under the Amended 2015 Plan.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Stock Options (#)	Restricted Stock (#)	Restricted Stock Units (#)
John Kiernan, President and Chief Executive Officer	$—	—	—	—
Brad Heine, Chief Financial and Accounting Officer	$—	—	—	—
Danny Sutton, President and GM of Alico Citrus	$—	—	—	—
Executive Group	$—	—	—	—
Non-Executive Director Group	$—	—	—	—
Non-Executive Officer Employee Group	$—	—	—	—

Awards Granted Under the 2015 Plan

The following table sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the 2015 Plan as of January 3, 2025.

PLAN BENEFITS

Name and Position	Stock Options (1)	Restricted Stock (1)	Restricted Stock Units (1)
John E. Kiernan (2)	100,000	36,579	38,000
Brad Heine	—	—	—
Danny Sutton	32,000	1,388	—
All current executive officers as a group	144,000	38,958	—
All current directors who are not executive officers as a group (2)	450,000	—	—
Associate of any such directors, executive officers, or nominees	—	—	—
Any other person who received or is to receive 5% of such options or rights	—	—	—
All non-executive officer employees as a group	42,000	8,164	—

(1)Number of performance-vesting awards granted in applicable year based on maximum performance achievement.
(2)All current Directors and John E. Kiernan are nominees for election as a Director.

We did not make any equity grants to our named executive officers and non-employee directors during fiscal year 2024. For more information regarding shares issued in lieu of cash retainer fees to our non-employee directors during fiscal year 2024, see the information set forth under “Director Compensation” on page 42.

Vote Required

The approval of the amendment and restatement of the 2015 Plan requires the affirmative vote of the majority of the shares of common stock present at the meeting, in person or represented by proxy, and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the 2015 Plan.

Equity Compensation Arrangements

Effective January 27, 2015, the Board of Directors adopted the 2015 Plan which provides for up to 1,250,000 shares of the Company’s common stock to be available for issuance to provide a long-term incentive plan for officers, employees, directors and/or consultants to directly link incentives to stockholders’ value. The 2015 Plan was approved by stockholders in February 2015.

The following table illustrates the common shares remaining available for future issuance under the 2015 Plan as of September 30, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity plans
Plan Category:
Equity compensation plans approved by security holders	38,000	$33.75	1,145,183
Equity compensation plans not approved by security holders	—	N/A	—
Total	38,000	$33.75	1,145,183

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended September 30, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended September 30, 2024.

W. Andrew Krusen, Jr. (Chair)
Benjamin D. Fishman
Toby K. Purse
Adam H. Putnam

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm since December 8, 2023, billed to us for the last fiscal year for audit services and billed to us in the last fiscal year for other services. The Company paid no fees to Grant Thornton LLP for the fiscal year ended September 30, 2023.

2024
Audit Fees (1)	$365,113
Audit Related Fees (2)	$—
Tax Fees (3)	$—
All Other Fees (4)	$—
Total	$365,113

(1)Audit fees include the aggregate fees billed by Grant Thornton LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the fiscal year ended September 30, 2024.
(2)Audit–related fees billed include fees by Grant Thornton LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. As indicated, no such audit-related fees were billed by Grant Thornton LLP for the fiscal year ended September 30, 2024.
(3)Tax fees include fees include fees billed by Grant Thornton LLP for professional services rendered for tax compliance, advice and planning services. As indicated, no such tax fees were billed by Grant Thornton LLP for the fiscal year ended September 30, 2024.

(4)Grant Thornton LLP did not render or bill for any services other than those listed above for the fiscal year ended September 30, 2024.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s independent registered public accounting firm. To fulfill that requirement, the Company’s independent registered public accounting firm provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then approves the proposal as appropriate. During years ended September 30, 2024 and 2023, 100% of the services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee.

Executive Officers

The following table sets forth certain information on each of the Executive Officers of the Company as of the record date. Information for Mr. Kiernan is set forth in the above section of the Proxy Statement entitled “Nominees for Directors to be Elected at the 2025 Annual Meeting of Shareholders to serve until 2026.”

Name	Age	Position and Background with the Company
Bradley Heine	54
Chief Financial Officer and Accounting Officer (August 16, 2023 - Present). Prior to joining Alico, Mr. Heine served as Senior Vice President - Corporate Controller of Wejo Group Limited, a provider of cloud and software analytics for connected, electric, and autonomous mobility, from August 2021 to July 2023. Prior to that, Mr. Heine served as Vice President - Accounting at IAC InterActive Corp, a holding company comprised of media and internet companies, from December 2019 to August 2021, and in various positions of increasing seniority at Avis Budget Group Inc., a rental car company, from September 2007 to October 2019. Mr. Heine is a Certified Public Accountant who began his career as an auditor with Deloitte & Touche. He received a B.B.A. in public accounting from Pace University and a M.B.A. in Finance from Rutgers University.

Danny Sutton	52
President and GM of Alico Citrus (November 2017 – Present). Prior to Mr. Sutton serving as President of Alico Citrus, Mr. Sutton served as Alico’s VP of Citrus Operations from May 2017 to November 2017 and Alico’s Director of Citrus from April 2006 to May 2017. Mr. Sutton has been with Alico, Inc. since January 1999. Before joining the Company, Mr. Sutton was employed by Hilliard Brothers of Florida, a company involved in citrus, sugarcane and cattle. Mr. Sutton is a member of the Southwest Florida's Research and Education Center's Advisory Committee, the Gulf Citrus Growers Association Board, and the Florida Citrus Commission. Mr. Sutton earned a B.S. in Citrus Business from Florida Southern College.

James Sampel	60
Chief Information Officer (December 2015 – Present). Prior to joining Alico, Mr. Sampel was Chief Information Officer and Managing Director of Greenwich Associates, a research based consulting firm servicing the financial services industry; Director of Information Technology for 454 Life Sciences Corporation, an early–stage life sciences equipment manufacturing company; and Manager of Advanced and Emerging Technology for Perkin Elmer, a Fortune 200 manufacturer of life sciences and laboratory equipment. Previous roles with Perkin Elmer included: Manager of Global Infrastructure, Senior Network Architect, Senior Systems Analyst, Software Support Supervisor and Field Service Engineer. Mr. Sampel received a B.S. in Electronics Engineering Technology from DeVry University and a M.B.A. in Information Systems from Pace University.

Mitch Hutchcraft	58	Executive Vice President of Real Estate (May 2024 – Present). Before joining Alico, Mr. Hutchcraft served for 17 years as the Vice President of Real Estate for King Ranch where he was involved with the land acquisition, protection of assets from changing regulations, long term value enhancement of real estate assets, public policy, and operational enhancement through real estate projects. Prior to working for King Ranch, Mr. Hutchcraft worked as the Regional Vice President for Bonita Bay Group from 2001 through 2007 where he was directly involved or progressively responsible for land acquisition, strategic planning, entitlements, permitting, site design, community establishment, product positioning, builder relationships and governmental affairs for several of the company’s planned communities.
Mary Molina	47	Chief Administration Officer (November 2024 – Present). Prior to Ms. Molina serving as Alico’s Chief Administration Officer, Ms. Molina served as Alico’s Director of Administration from January 2022 to November 2024 and Alico’s Project and Administrative Manager from May 2011 to November 2024. Ms. Molina earned a Certificate in Human Resource Management and HR: Compensation and Benefits Certificate from Florida Atlantic University.

CORPORATE GOVERNANCE
How Nominees Are Selected

Typically, Board vacancies are filled from nominees recommended by the Nominating and Governance Committee after considering nominees proposed by directors or those who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered. In evaluating director candidates, the Nominating and Governance Committee will consider a candidate’s:
•intellect;
•integrity;
•broad-based experience at the policy-making level in business, government, education or the public interest;
•analytical ability;
•ability to qualify as an Independent Director;
•ability and willingness to devote time and energy to effectively carry out all director responsibilities; and
•unique qualifications, skills and experience.

The Nominating and Governance Committee also considers the diversity of director candidates and seeks to enhance the overall diversity of the Board. The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.

The Nominating and Governance Committee recommends director nominees to the Board to be submitted for election at the next Annual Meeting of Shareholders. The Board selects director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board. The Audit Committee members are selected based on their expertise and independence in accordance with current SEC and the Nasdaq Stock Market Rules (the “Nasdaq Rules”).

We believe that our director nominees are well qualified under the criteria described above. Each director nominee brings a variety of qualifications, skills, attributes and experience to the Board.

A common trait among our director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy-making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience that each director nominee brings to the Board.

Corporate Governance Matters

General

Our Board has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and charters for our Nominating and Governance Committee, Audit Committee, Compensation Committee and Sustainability and Corporate Responsibility Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Principles, and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.alicoinc.com, or by writing to our Corporate Secretary at our offices at 10070 Daniels Interstate Court, Suite 200, Fort Myers, Florida 33913.

Director Independence

Mr. Brokaw, Mr. Fishman, Mr. Slack, Ms. English, Mr. Krusen, Mr. Purse, and Mr. Putnam each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships between or among the directors, the director nominees or Executive Officers of the Company.

It is the policy of the Board to have separate meetings for independent directors (each an “Independent Director” and collectively the “Independent Directors”) at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2024.

Board Leadership Structure and Risk Oversight

Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board, Mr. Brokaw, and a majority of our Board is comprised of independent directors. As previously announced, Mr. Brokaw’s term as Chairman will end immediately after our Annual Meeting. He will remain a director, and Mr. Putnam, an independent director, will succeed him as Chairman of the Board. Our Board believes that the current separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole and separates the leadership of the Board from the duties of day-to-day leadership of the Company. This structure allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while the Chairman directs his attention to the broad strategic issues considered by the Board. In addition, we believe the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with shareholders and other stakeholders and provide input on the structure and composition of the Board. The Board also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its shareholders’ interests if combined.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day‑to‑day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee, which is composed solely of Independent Directors. Under the terms of the Boards’ Audit Committee Charter, the Audit Committee is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Audit Committee provides regular reports to the Board, and the Board considers risk assessment and risk management policies where appropriate. Our Nominating and Governance Committee monitors the effectiveness of the Corporate Governance Principles. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Insider Trading Compliance Policy

The Company has an Insider Trading Compliance Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Environmental, Social and Governance

Alico seeks to maximize value for its customers and shareholders in the long term, which we believe includes employing sustainable practices in all aspects of operations including stewardship of both its natural and human resources. The Company recognizes the increased emphasis by shareholders, business partners and other key constituents in recent years on the ability of businesses to integrate environmental, social and governance programs that are embedded into day-to-day business policies and practices.

Alico publishes annual Sustainability Reports and posts them on our website at www.alicoinc.com/sustainability. The Sustainability Report, and other information on our website, are not incorporated by reference in this Proxy Statement.

Environmental

Our environmental efforts are rooted in our sense of accountability for our actions, both to our stakeholders and society as a whole. We are focused on continuously improving the environmental sustainability of our business, from reducing the impact of our operations, to using resources and materials thoughtfully. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

Social Responsibility

At Alico, we recognize our responsibility to uphold the Company’s founding values, which, for approximately 125 years, have been based on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities.

Governmental Regulations

Our operations are subject to various federal, state and local laws regulating the discharge of materials into the environment. We are also subject to other non-environmental laws of the United States and the rules and regulations of various governing bodies within the United States, which may differ among jurisdictions. Management monitors environmental legislation and requirements and makes every reasonable effort to remain in compliance with such regulations.

Our Workplace

We believe the talent and dedication of the Alico team in the agriculture industry is second to none. We consider our diverse workforce of talented, dedicated employees to be one of the Company’s most valuable assets. With employees, management and directors from diverse backgrounds, we can access stronger insights into different cultures and backgrounds, which ultimately helps us to better operate the business.

Some workplace highlights include:
•We seek to foster a work environment that is safe, inclusive, respectful, and fair – and that allows people of different backgrounds, experiences, and perspectives to work together in efforts to reach common business and professional goals.
•The safety of our team members is a top priority.
•The Company’s policies prohibit discrimination and harassment based on race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.
•Providing human rights training to all employees, reinforcing our commitment to labor and human rights in our operations and focusing on it across our value chain.
•We have invested in modular online educational programs to provide our employees with guidance and opportunities for improving their personal and professional development.
•We are successful because of our employees, and they share in that success, as we believe that we provide competitive compensation and benefits, with team members at all levels being eligible for rewards in the form of bonuses.

Sustainability

Corporate sustainability is often defined as meeting the needs of the present without compromising the ability of the future generations to meet their needs. At Alico, sustainability is a key element of our beliefs – our focus on sustainability shapes how we operate our company day to day to drive value for customers and shareholders. Alico has been in existence for generations and we are committed to managing the Company so that we can continue to be around for generations to come.

Alico’s employees are dedicated to producing the highest quality oranges, primarily for use in making not-from-concentrate orange juice. Alico focuses on caring for its citrus trees and tending to the land so as to keep the land productive for generations to come. Alico’s caretaking practices have been developed through decades of experience with a focus on production, while at the same time seeking to protect the environment.

We remain focused on sustainable farming programs. In cooperation with our largest customers, not-for-profits, and educational institutions. Alico periodically engages in sustainability studies which address social, economic and environmental objectives. The studies have shown that we have continued to effectively address and make progress with respect to each of these areas. We also believe that our approximately 5 million existing citrus trees, of which 2.5 million have been planted since 2017, provide environmental advantages, especially as we believe this helps mitigate global warming by absorbing carbon dioxide, removing and storing carbon, and releasing oxygen back into the air, among others.

Alico has a long history of working with state and local governments, as well as private organizations, in seeking to protect environmentally sensitive land.

Committees of the Board of Directors

Our Board has established four standing committees—Audit, Compensation, Nominating and Governance and Sustainability and Corporate Responsibility—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Compensation	Audit	Nominating and Governance	Sustainability and Corporate Responsibility
George R. Brokaw
Kate English	X		Chairperson	X
Benjamin D. Fishman		X		X
John E. Kiernan				X
W. Andrew Krusen, Jr.	X	Chairperson
Toby K. Purse	Chairperson	X	X
Adam Putnam		X	X	Chairperson
Henry R. Slack			X

Audit Committee

The Audit Committee’s responsibilities include:

•reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•complying with legal and regulatory requirements;
•reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent registered public accounting firm;
•ensuring the Company maintains internal audit processes; and
•providing an avenue of communication between management and the internal and external auditors.

The Audit Committee’s Charter is available on the Company’s website at www.alicoinc.com/, in the Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

The Audit Committee is currently composed of four directors: W. Andrew Krusen, Jr. (Chairman), Benjamin D. Fishman, Toby K. Purse and Adam H. Putnam. All members of the Audit Committee are independent in accordance with the applicable Nasdaq Rules. The Board has determined that each of Messrs Krusen, Jr., Fishman, Purse and Putnam meets the “financial literacy” requirement for Audit Committee members under Nasdaq Rules and Mr. Krusen qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The Audit Committee met four times in fiscal year 2024.

Compensation Committee

The Compensation Committee’s responsibilities include:

•determining and approving the compensation of the Chief Executive Officer;

•advising on and approving the compensation for other executive officers;
•advising on and approving the compensation philosophies, goals and objectives for the executive officers;
•making recommendations to the Board with respect to long-term incentive compensation and equity-based plans, including director compensation; and
•providing oversight of the Company’s compensation policies, plans and benefits programs.

The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

The Compensation Committee is currently composed of three directors: Toby K. Purse (Chairman), Katherine R. English and W. Andrew Krusen, Jr. The Board has determined that Ms. English and Messrs. Krusen, Jr. and Purse are independent under the Nasdaq Rules. The Compensation Committee met once in fiscal year 2024. Semler Brossy Consulting Group, LLC has served as the compensation consultant for the Company and provides advice and data to the Compensation Committee from time to time as requested.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company or was formerly an officer of the Company. In addition, there are no interlocking relationships between any of these directors and any other current Executive Officer of the Company, and each of the Committee members is independent under the Nasdaq Rules.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:
•reviewing annually the performance of the Board;
•recommending nominees to serve on the Board to fill new positions or vacancies;
•reviewing performance and qualifications before they stand for re-election;
•leading the Board in its annual review of the Board’s and management’s performance; and
•reviewing and assessing the adequacy of the Company’s Corporate Governance Principles and recommending any proposed changes to the Board for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913.

Currently, the four members of the Nominating and Governance Committee are Katherine R. English (Chairperson), Adam H. Putnam, Toby K. Purse and Henry R. Slack. The Board has determined that Ms. English, Mr. Putnam, Mr. Purse, and Mr. Slack are independent under the Nasdaq Rules. The Nominating and Governance Committee met twice during fiscal year 2024.

There were no fees or expenses paid to a third party in fiscal year 2024 for the identification or evaluation of potential director nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the

Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

Sustainability and Corporate Responsibility Committee

Alico believes sustainable practices support long term ecological balance, environmental soundness and social equity, and maximize value for its customers and shareholders in the long term. The Sustainability and Corporate Responsibility Committee reviews sustainability goals and progress towards those goals and reviews the Company’s annual published sustainability report. Alico’s sustainability policies and second annual Sustainability Report are posted on our website at www.alicoinc.com/sustainability. The Sustainability Report and other information on Alico’s website are not incorporated by reference in this Proxy Statement.

The Sustainability and Corporate Responsibility Committee is governed by a written charter adopted and approved by the Board. The Sustainability and Corporate Responsibility Committee Charter is available on the Company’s website at www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 200, Fort Myers, FL 33913. The charter, the contents of the Company’s website and the Investors webpage are not incorporated by reference in this Proxy Statement.

The Sustainability and Responsibility Committee is currently composed of three directors: Adam H. Putnam (Chairman), Katherine R. English and Benjamin D. Fishman. The Board has determined that Ms. English and Messrs. Putnam and Fishman are independent under the Nasdaq Rules. The Sustainability and Responsibility Committee met once in fiscal year 2024.
Code of Business Conduct and Ethics and Corporate Governance Principles

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations and oversight and compliance. The Board has also adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at www.alicoinc.com/ in the Governance section of the Investors webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913.

Anti-Hedging Policy

Our Insider Trading Compliance Policy, prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities as such transactions allow the directors, officers or employees to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the directors, officers and employees may no longer have the same objectives as the Company’s other shareholders.

Communications with Directors

Shareholders and other interested parties may communicate with the Board by forwarding written comments to the Corporate Secretary at Alico, Inc., 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913, with a request to forward the communication to the intended recipient. In general, any shareholder communication delivered to the Company for forwarding to members of the Board will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to members of the Board any abusive, threatening, or otherwise inappropriate materials. The Company contact information and procedures are also included on the Company’s website at www.alicoinc.com.

Board of Directors Meetings
The Board met five times during the fiscal year ended September 30, 2024. During the fiscal year ended September 30, 2024, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director. It is the Company’s policy to strongly encourage its directors to attend the Annual Meeting of Shareholders, in addition to attendance at regular Board and committee meetings. All of the members of the Board (who were members of the Board or were director–nominees of the Board at the time of the 2024 Annual Meeting of shareholders) attended the 2024 Annual Meeting of Shareholders, either telephonically or in person.

DIRECTOR COMPENSATION
Director Fees
Under our director compensation arrangement that became effective on April 1, 2013 (the “Director Compensation Plan”), our directors (including employee directors) are eligible to receive an annual fee of $75,000 in cash. No additional fees are payable for attendance at each Board meeting. For service as a standing committee chairman, directors are paid an additional $5,000 annually, with the exception of the chairman of the Audit Committee, who receives an additional total of $10,000 annually and the Chairman of the Board, who receives an additional total of $50,000 annually. Mr. Brokaw has waived the additional fee for serving as the Chairman of the Board. All annual fees are payable on a quarterly basis.
The annual cash retainer paid to Mr. Kiernan for his service as a director for fiscal year 2024 is set forth in the Summary Compensation Table below.
Prior to the beginning of each calendar year, each director may elect to receive all or any portion of his or her director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment equal to 100% of the amount of such fees otherwise payable in cash.
Additional Arrangements
The Company pays for or provides (or reimburses its directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board, committee or Company meetings, or participating in director education programs and other director orientation or educational meetings.
2024 Director Compensation
The following table provides information concerning the compensation of the Company’s directors for the fiscal year ended September 30, 2024. As of September 30, 2024, there were no stock options outstanding for any director, relating to director services. Accordingly, the column for such information has been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Name	($)	($)	($)
George R. Brokaw	$75,000	$—	$75,000
Katherine R. English	$80,000	$—	$80,000
Benjamin D. Fishman	$75,000	$—	$75,000
W. Andrew Krusen, Jr.	$85,000	$—	$85,000
Toby K. Purse	$80,000	$—	$80,000
Adam H. Putnam	$80,000	$—	$80,000
Henry R. Slack	$75,000	$—	$75,000

(1)Directors may elect to receive shares of common stock in lieu of cash fees. Directors who so elect are granted shares of common stock in lieu of cash fees on a quarterly basis each year. With respect to 2024, 18,188 shares of common stock were granted in lieu of cash fees to each director. All awards are vested upon grant and thus there are no outstanding unvested stock awards.
Executive Officer Compensation
Introduction
In fiscal year 2024, our NEOs were:
•John E. Kiernan—President and Chief Executive Officer
•Bradley Heine—Chief Financial and Accounting Officer
•Danny Sutton—President of Alico Citrus
The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that influence shareholder value, including return on assets, long-term stock performance, and operational performance. The Company believes that as an executive’s responsibilities increase, so should the proportion of his or her total pay composed of variable compensation and tied to long-term shareholder value creation.
Say on Pay Vote and Other Input from Shareholders

The Company implemented the Stock Incentive Plan of 2015 following approval by shareholders at the 2015 Annual Meeting of Shareholders. The plan includes a clawback provision and prohibits stock option repricing without shareholder approval.

We held an advisory (non-binding) vote at our 2021 Annual Meeting of Shareholders on whether the frequency of the Say-on-Pay Vote should be every one, two or three years, with our shareholders approving holding the Say-on-Pay Vote every three years. In addition, at the 2024 Annual Meeting of Shareholders, our shareholders expressed their support of our executive compensation philosophy and program by approving the non-binding advisory Say-on-Pay Vote on our executive compensation. Approximately 60% of votes cast supported our executive compensation policies, which calculation treats broker-non votes as votes “against” the proposal based on the voting standard provided in our Bylaws, though removing broker-non votes from the calculation would result in approximately 90% of votes cast in support of our executive compensation policies and practices. The Compensation Committee has reviewed and considered the results of this advisory shareholder vote and considers the latter approach as an indication that voting shareholders endorse the Company’s current executive compensation program. The Compensation Committee will continue to evaluate the executive compensation program, seeking to keep the program in line with the Company’s short and long-term goals and to take shareholder feedback and the results of say-on-pay votes into consideration when making future compensation decisions.
Compensation Committee and Compensation Practices
The Compensation Committee regularly reviews best practices related to executive compensation to ensure consistency with the Company’s compensation philosophy. Consistent with this philosophy and taking into account business results, the following executive compensation practices were in place for fiscal year 2024:
•total compensation levels for executives were generally not increased compared to fiscal year 2023;
•executives received modest perquisites; and
•historical share awards have generally been paid from treasury stock, subject to availability.
Executive Compensation Program and Philosophy
The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and reward excellent performance. To that end, we seek to compensate our executives in a manner that:
•is competitive;
•rewards performance that creates shareholder value and recognizes individual contributions; and
•encourages longer-term value creation.
Each year, the Compensation Committee reviews the Company’s financial performance and evaluates each executive’s role in influencing such performance to determine if, and to what extent, each NEO’s individual contribution merited discretionary compensation. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership, to assess performance, taking into account the financial condition of the Company and the contribution of the NEOs in the context of relevant conditions. Conditions may include many factors beyond the executive’s control, such as weather, commodity prices, and strategic opportunities.
Compensation Consultants
The Compensation Committee makes recommendations to the Board for all aspects of executive compensation, including the structure and design of the compensation program. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Compensation Committee, from time to time, has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an independent consultant to advise the Compensation Committee with respect to the Company’s compensation program, and to perform various related studies and projects.
However, the Compensation Committee did not engage Semler Brossy to provide any advice on compensation matters with respect to executive officers during fiscal year 2024 as the compensation committee did not make any material changes to the executive compensation program since fiscal year 2023.
Elements of Compensation
Base Salaries
Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the Company’s financial performance, overall financial condition, individual performance, and the current competitive market environment, and may include a review of the Company’s peer group and other relevant data. Because the Compensation Committee wishes to incentivize executives with pay for performance, base salary levels of the Company are generally lower than the market median.

Annual Discretionary Cash Bonuses
The Company has an annual discretionary cash bonus program. The Compensation Committee works closely with the Chief Executive Officer and Chief Financial Officer to evaluate the Company’s financial performance and overall financial condition to determine whether or not discretionary bonuses are to be paid for the particular fiscal year.
When the Compensation Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Compensation Committee considers the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the CEO, these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance. All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board.

With respect to fiscal 2024, the Compensation Committee determined to award Mr. Heine a discretionary bonus of $20,000 and Mr. Sutton a discretionary bonus of $12,000 in light of their performance in fiscal 2024.

Mr. Kiernan is also eligible to earn certain performance-based bonuses pursuant to the Kiernan Bonus Agreement, as described below.

Under the terms of the Kiernan Bonus Agreement, as amended, Mr. Kiernan is eligible to earn a long term cash flow bonus, long term return of capital bonus, and long term real estate bonus (collectively, the “Kiernan Long Term Retention Bonus”), and with respect to the period beginning October 1, 2021, through September 30, 2024 (the “Kiernan Long Term Period”) in accordance with the specific performance metrics set forth in the Kiernan Bonus Agreement. For fiscal 2024, the Compensation Committee determined that Mr. Kiernan earned an annual ROI performance bonus of $49,525, a long term real estate bonus of $548,237, and an annual discretionary performance bonus of $100,000. Mr. Kiernan also earned a long term return of capital bonus of $500,000 under the Kiernan Bonus Agreement; however, notwithstanding, in light of certain ambiguities regarding the intended determination of performance achievement with respect to the long term return of capital bonus under the Kiernan Bonus Agreement as well as the Company’s overall financial performance, the Compensation Committee and Mr. Kiernan mutually agreed that such bonus would be paid out at $300,000.
For additional information on the Kiernan Bonus Agreement, see “Executive Compensation—Employment Agreements with Named Executive Officers” below.

Retirement Benefits
Executive officers are allowed to participate in the Company’s tax-qualified 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company matches each participating employee’s elected contribution to the plan with an employer contribution, but with such match not to exceed 4% of a participating employee’s eligible compensation. In addition to the mandatory matching contribution, annual discretionary contributions, based on a percentage of salary determined at the Boards’ sole discretion, may be contributed by the Company pursuant to the qualified profit-sharing portion of the plan. There were no such discretionary contributions authorized in fiscal years 2024 or 2023.
Health and Welfare Benefits, Perquisites, and Other Fringe Benefits
The Company’s executive officers receive health and insurance benefits, such as group medical and life insurance, under plans generally available to all salaried employees. Other fringe benefits consist of supplemental life insurance, Company-provided vehicles, and dividends paid on unvested stock where appropriate. The Company does not own a corporate jet or helicopter, nor does it pay for country club dues or other such perquisites.
Employment Agreements
The Company entered into an employment agreement and associated bonus agreement with Mr. Kiernan on April 1, 2022 and entered into an employment agreement with Mr. Heine on August 16, 2023. These employment and bonus agreements are intended to provide continuity and stability in the leadership of our organization. Mr. Kiernan’s employment and bonus agreements generally provide for an annual base salary (subject to a specified minimum), sign-on bonus, target annual cash bonuses based on different identified achievements, long term incentive cash bonuses based on different identified achievements, restricted share grants with vesting terms, grants of Company shares tied to long-term performance, severance upon a qualifying termination of employment, a termination bonus upon a Change in Control, and restrictive covenants. Mr. Heine’s employment agreement generally provides for an annual base salary (subject to specified minimums), target annual cash bonuses, restricted share grants with vesting terms, eligibility for grants of Company shares tied to long-term performance, severance upon a qualifying termination of employment, and restrictive covenants.

On December 23, 2024, the Company entered into amended and restated employment and bonus agreements with Mr. Kiernan in connection with the expiration of certain terms thereof.

On November 15, 2017, the Company entered into an employment offer letter (the “Sutton Offer Letter”) with Mr. Sutton primarily addressing his compensation.

The employment and/or bonus agreements with our named executive officers are described in further detail in “Executive Compensation-Employment Agreements with Named Executive Officers” below.
Indemnification Agreements
The Company has entered into Indemnification Agreements with each of its named executive officers and directors (each, an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party to the fullest extent permitted by applicable law, against all expenses, judgments, and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he or she is or was an officer or director of the Company or by reason of any action taken by him or her while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or director of the Company and for a period of six years thereafter.
Stock Ownership Guidelines for CEO and Directors
The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of the Company’s shareholders are aligned. In furtherance of this goal, in January 2013, the Board adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. During the phase-in period, the CEO who is phasing-in ownership must own, as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock in the Company with a market value at least equal to or greater than the phase-in Company CEO Target Ownership Requirement as follows: The CEO must (i) have ownership of $50,000 in Company common stock, at the end of the fiscal year during which the CEO is hired (the “first measurement date”), (ii) have ownership of $150,000 in Company common stock at the end of the next fiscal year after the first measurement date, and (iii) have ownership of $250,000 in Company common stock at the end of the second fiscal year after the first measurement date. As Mr. Kiernan previously met the Company CEO Target Stock Ownership Requirement, he is currently subject to the fully phased-in requirement.
In 2005, the Board adopted, and the Company’s shareholders approved, a director stock purchase policy requiring that all directors own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board the opportunity to meet this requirement over a reasonable period of time, each such director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the director is elected to the Board at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until two years following the end of the next full fiscal year. The Company Director Target Stock Ownership Requirement is measured at the end of the phase-in period and annually thereafter at the end of each fiscal year. Throughout fiscal year 2024, all of our directors met the applicable Company Director Target Stock Ownership Requirement.

Equity Grants and Equity Grant Practices

The Compensation Committee determined not to grant any equity incentive awards during fiscal 2024 to our named executive officers.
Previously, incentive stock option grants (“ISO Grants”) of 118,000 options to certain executive officers, officers and managers were granted on October 11, 2019. The option exercise price for these options was set at $33.96, the closing price on October 11, 2019. These ISO Grants were scheduled to vest as follows: (i) 25% of the options would vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeded $35.00; (ii) 25% of the options would vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeded $40.00; (iii) 25% of the options would vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeded $45.00; and (iv) 25% of the options would vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeded $50.00. If the applicable stock price hurdles were not been achieved by (A) the date that is 18 months following the termination of employment, if the employment is terminated due to death or disability, (B) the date that is 12 months following the termination of employment, if the employment is terminated by the Company without cause, with good reason, or due to the retirement, or (C) the date of the termination of the employment for any other reason, then any unvested options would be forfeited. In addition, if the applicable stock price hurdles were not achieved by December 30, 2023, then any unvested options would be forfeited. The ISO Grants would also become vested to the extent that the applicable stock price hurdles were satisfied in connection with a change in control of the Company. During the fiscal year ended September 30, 2023, the stock did not trade above $40.00 per share for twenty consecutive days (the $35.00 per share threshold was met during fiscal year 2020 and thus 25% was previously vested); accordingly, no additional amounts of the ISO Grants had vested at September 30, 2023. Furthermore, the applicable stock price hurdles had not been achieved by December 30, 2023 and as a result the remaining unvested options were forfeited on such date.

Pursuant to the Company’s 2015 Stock Plan, upon the occurrence of a “Change in Control” (as defined in the 2015 Stock Plan), all outstanding time-based equity awards will accelerate and vest unless otherwise provided in the applicable award agreement and all outstanding performance-based equity awards which are not replaced in connection with the transaction will deemed to be earned and vest on a pro rata basis, with performance achievement determined based on the greater of target and actual performance.

We do not schedule our equity grants in anticipation of the release of material, non-public information (MNPI), nor do we time the release of MNPI based upon grant dates of equity, or for the purpose of affecting the value of executive compensation. In the event MNPI becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.

Clawback Policy
We have adopted a policy for Recovery of Erroneously Awarded Compensation that complies with the new SEC and Nasdaq listing standards, and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement.

Executive Compensation
The following table provides information regarding the compensation of our NEOs for fiscal years 2024 and 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(a)	Bonus(b)	Stock Awards(c)	Non-Equity Incentive Plan Compensation(d)	All Other Compensation(e)	Total(f)
John E. Kiernan (1)	2024	$538,995	$100,000	$—	$897,762	$40,012	$1,576,769
President and Chief Executive Officer	2023	$499,519	$90,000	$—	$331,160	$31,763	$952,442

Brad Heine (2)	2024	$275,000	$20,000	$—	$—	$10,721	$305,721
Chief Financial Officer	2023	$29,615	$5,000	$—	$—	$10,721	$46,615

Danny Sutton (3)	2024	$295,076	$12,000	$—	$—	$39,422	$346,498
President of Citrus	2023	$288,747	$30,000	$—	$—	$24,732	$343,479

(1)Mr. Kiernan began serving as President and Chief Executive Officer on July 1, 2019. Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Senior Vice President and Chief Financial Officer.
(2)Mr. Heine began serving as a consultant on July 31, 2023, and as Chief Financial Officer on August 16, 2023.
(3)Mr. Sutton began serving as President and GM of Alico Citrus on November 1, 2017. Prior to serving as President and GM of Alico Citrus, Mr. Sutton served as Alico's Vice President of Citrus Operations.
Salary (Column (a))

The amounts reported in Column (a) represent base salaries paid to each of the NEOs for each of the last two completed fiscal years. In addition, the amount reported for Mr. Kiernan reflects the annual cash retainer paid to Mr. Kiernan for his service as a director in the amount of $75,000 each year. Such retainer for fiscal 2023 was inadvertently excluded from this column in the Summary Compensation Table filed in the Company’s prior annual proxy statement and has been included in this Summary Compensation Table under “Salary” for fiscal 2023.

Bonuses (Column (b))
The amounts reported in Column (b) represent discretionary bonuses paid to each of the NEOs for the last two completed fiscal years, as indicated.
Stock Grants (Column (c))

None of the named executive officers received stock awards in either of the last two completed fiscal years.
Non-Equity Incentive Plan Compensation (Column (d)

The amount reported in this column reflects the long-term real estate bonus, annual ROI performance bonus and long term return of capital bonus earned by Mr. Kiernan pursuant to the Kiernan Bonus Agreement. For further information, see “Executive Compensation—Employment Agreements with Named Executive Officers” below. In addition, the amount reported for Mr. Kiernan under this column for fiscal year 2023 reflects an additional long-term real estate bonus amount of $36,500, which was inadvertently omitted from this column in the Summary Compensation Table filed in the Company’s prior annual proxy statement.

All Other Compensation (Column (e)
The amounts reported in Column (e) represent the aggregate dollar amount for each NEO for perquisites and other personal benefits and Company contributions to the Company’s 401(k) retirement plans. The following table shows and explains the specific amounts included in Column (e) of the Summary Compensation Table for fiscal year 2024. Under SEC rules, the Company is required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each NEO, not just those meeting the $10,000 threshold.

Name	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement Plan	Insurance Premiums (2)	Total
John E. Kiernan	$2,040	$11,400	$26,572	$40,012
Brad Heine	$—	$8,039	$2,682	$10,721
Danny Sutton	$2,040	$11,653	$25,729	$39,422
(1)Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including but not limited to, the amount of the dividends paid on unvested stock and the cost to the Company for Company cars used for commuting and other personal transportation.
(2)Represents applicable premiums paid on health and life insurance policies for each of the NEOs.
Total Compensation (Column (f))
The amounts reported in Column (f) are the sum of Columns (a) through (e) for each of the NEOs. All compensation amounts reported in Column (f) include amounts actually paid or awarded; there were no amounts of compensation deferred and thus the Column (f) totals include no deferrals.

Employment Agreements with Named Executive Officers
John E. Kiernan

On April 1, 2022 (the “Original Effective Date”), the Company entered into an amended and restated employment agreement with John E. Kiernan, dated as of April 1, 2022 (the “Kiernan Employment Agreement”). At the same time, on the Original Effective Date, the Company and Mr. Kiernan entered into an annual performance and long term bonus agreement (the “Kiernan Bonus Agreement”). On May 15, 2023 , the Company entered into the Kiernan Letter Agreement, which amended certain terms of Mr. Kiernan’s compensation arrangements, including the Kiernan Employment Agreement and the Kiernan Bonus Agreement.

Employment Agreement

Pursuant to the Kiernan Employment Agreement, Mr. Kiernan would remain President and Chief Executive Officer of the Company, for a term commencing on the Original Effective Date and ending on September 30, 2024, subject to extension and termination pursuant to the provisions of the Kiernan Employment Agreement. The Kiernan Bonus Agreement sets forth the terms under which Mr. Kiernan would be eligible and entitled to short-term and long-term incentive cash and equity bonuses.
Under the Kiernan Employment Agreement, Mr. Kiernan’s annual base salary was to be at an annual rate of not less than the following respective amounts (the “Kiernan Annual Base Salary”):

Period of Employment	Annual Salary Rate
Original Effective Date through September 30, 2022	$400,000
October 1, 2022 through September 30, 2023	$425,000
October 1, 2023 through September 30, 2024	$450,000

Within 30 days after the Original Effective Date, Mr. Kiernan also received a signing bonus of $25,000.
Under the Kiernan Employment Agreement, Mr. Kiernan also (i) is eligible for and entitled to short-term and long-term incentive cash bonuses in accordance with the terms and provisions of the Kiernan Bonus Agreement; (ii) may be awarded, under the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time, restricted shares in accordance with the terms and provisions of the Kiernan Bonus Agreement; (iii) may be eligible to otherwise participate in the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time; (iv) is eligible to (A) participate in the employee benefit plans, policies, programs, practices and arrangements that the Company provides to its executives generally from time to time, and (B) receive perquisites on a basis no less favorable than as provided by the Company from time to time to other senior executives of the Company; and (v) may be entitled to certain severance payments.

Under the terms of the Kiernan Employment Agreement, if the Company terminates Mr. Kiernan’s employment without “Cause” or if, following a “Change in Control” of the Company, Mr. Kiernan resigns for “Good Reason” (each as defined in the Kiernan Employment Agreement), then Mr. Kiernan will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the Kiernan Employment Agreement, an amount equal to 150% of his base salary for the most recently completed fiscal year, paid in equal installments for the 18-month period following the Date of Termination (as defined in the Kiernan Employment Agreement). In addition, during the 18-month period following the Date of Termination, the Company will provide to Mr. Kiernan the same health care benefit coverage being made available to similarly situated active Company employees (at no cost to Mr. Kiernan in excess of the employee premium cost applicable to similarly situation active Company employees).
The Kiernan Employment Agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a nondisparagement covenant, and 12-month post-termination noncompetition and customer and employee nonsolicitation covenants.

On December 23, 2024, we entered into a second amendment and restatement to the Kiernan Employment Agreement with Mr. Kiernan, which, among other things: (i) extended the term of the Kiernan Employment Agreement through September 30, 2027, subject to extension and termination pursuant to the provisions of the Kiernan Employment Agreement, (ii) provided that Mr. Kiernan would be eligible for an annual base salary of $525,000 and (iii) may be awarded, under the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time, restricted stock units in accordance with the terms and provisions of the amended and restated Kiernan Bonus Agreement (as described below).

Bonus Agreement

Under the terms of the Kiernan Bonus Agreement, as amended by the Kiernan Letter Agreement, Mr. Kiernan is eligible to earn a long term cash flow bonus, long term return of capital bonus, and long term real estate bonus (collectively, the “Kiernan Long Term Retention Bonus”), and with respect to the period beginning October 1, 2021, through September 30, 2024 (the “Kiernan Long Term Period”) in accordance with the specific performance metrics set forth in the Kiernan Bonus Agreement. Fifty percent of the Kiernan Long Term Retention Bonus shall be earned on January 1, 2025, so long as Mr. Kiernan is continuously employed by the Company or its affiliates from the Original Effective Date through such date, and the remaining fifty percent of the Kiernan Long Term Retention Bonus shall be earned on January 1, 2026, so long as Mr. Kiernan is continuously employed by the Company or its affiliates from the Original Effective Date through such date; provided, that, with respect to any long term real estate bonus earned by Mr. Kiernan, such bonus will be paid within sixty days following the end of the fiscal year in which such bonus is earned (but in no event later than the December 31 of the calendar year in which such bonus is earned). Notwithstanding the foregoing, if a Change in Control (as defined in the Kiernan Bonus Agreement) occurs (i) on or after September 30, 2024, but prior to payment of the Kiernan Long Term Retention Bonus, then Mr. Kiernan would be entitled to receive the entire Kiernan Long Term Retention Bonus; or (ii) after the Original Effective Date but prior to September 30, 2024, then Mr. Kiernan would be entitled to receive a pro-rata portion of the Kiernan Long Term Retention Bonus.
Under the terms of the Kiernan Bonus Agreement, Mr. Kiernan was also eligible to earn a transaction bonus upon a Change in Control that occurs during the Kiernan Long Term Period so long as he remains continuously employed by the Company or its affiliates through the closing of such Change in Control, with the amount of such transaction bonus based on the sale price and market capitalization, all as set forth in the Kiernan Bonus Agreement. The amount of the transaction bonus is a percentage of the market capitalization associated with the Change of Control transaction, which is determined by multiplying the number of issued and outstanding shares by the sales price per share in the Change of Control transaction. The percentage that is applied to determine the transaction bonus is dependent on the dollar amount of the sales price per share, with the percentage applied being higher if the sales price per share is higher. The following table sets forth the respective percentages:

Sales Price Per Share	Percentage Applied
>$35 and <$40	0.25%
≥$40 and <$45	0.50%
≥$45 and <$50	0.75%
≥$50 and <$55	1.00%
≥$55	1.25%

In addition, under the terms of the Kiernan Bonus Agreement, for each fiscal year of his employment, beginning with the fiscal year ending September 30, 2022, Mr. Kiernan was eligible to earn or be awarded an annual adjusted EBITDA performance bonus, an annual ROI performance bonus, and an annual discretionary performance bonus, so long as Mr. Kiernan is continuously employed from the Original Effective Date through the last day of the applicable fiscal year. The performance targets shall be determined by the Company from time to time, with the initial year’s performance targets being as set forth in the Kiernan Bonus Agreement.
Under the terms of the Kiernan Bonus Agreement, if at any time during the Kiernan Long Term Period the average 30-day closing per share price of the Company’s Common Stock exceeded the applicable price per share thresholds below, Mr. Kiernan would be issued the corresponding number of shares of restricted stock pursuant to an award agreement in accordance with the Company’s Stock Incentive Plan of 2015. Except to the extent of any acceleration or forfeiture otherwise set forth in the respective award agreement, one-half of the restricted shares granted to Mr.

Kiernan and held by him as of the end of the Kiernan Long Term Period would vest on January 1, 2025, and the remaining one-half of restricted shares granted to Mr. Kiernan and held by him as of the end of the Long Term Period would vest on January 1, 2026, in each case subject to a Termination of Service (as defined in the respective award agreement) not having occurred as of or prior to the applicable vesting date. The restricted shares will also fully vest upon a Termination of Service by the Company without Cause or, following a Change in Control, due to a resignation by Mr. Kiernan for Good Reason (each as defined in the respective award agreement).

Price Per Share Threshold	Number of Shares Granted
$35 per share	5,000 restricted shares
$40 per share	12,500 restricted shares
$45 per share	20,500 restricted shares

As the above $45 price per share thresholds was not achieved during the Kiernan Long Term Period, Mr. Kiernan did not earn such shares of restricted stock.

On December 23, 2024, we entered into an amendment and restatement of the Kiernan Bonus Agreement concurrently with the second amendment and restatement of the Kiernan Employment Agreement pursuant to which, among other things, (i) notwithstanding anything to the contrary, the long term return of capital bonus earned by Mr. Kiernan with respect to the Kiernan Long Term Period would be earned and paid in full on January 1, 2025, subject to his continued employment through such date, (ii) Mr. Kiernan would no longer be eligible to earn a new Kiernan Long Term Retention Bonus, annual adjusted EBITDA performance bonus or annual ROI performance bonus, but would remain eligible to earn an annual discretionary bonus of $100,000 as well as the transaction bonus described above based on the same performance terms described above, which must be satisfied on or prior to September 30, 2027, (iii) Mr. Kiernan will be eligible to earn a real estate commission bonus with respect to the 2025 fiscal year in accordance with the specific performance metrics set forth in the Kiernan Bonus Agreement and (iv) Mr. Kiernan will be granted a performance-based restricted stock unit award which will be eligible to be earned if at any time prior to September 30 2027, the average 30-day closing per share price of the Company’s Common Stock exceeds the applicable price per share thresholds set forth in below:

Price Per Share Threshold	Number of PRSUs Earned
$35 per share	5,000
$40 per share	12,500
$45 per share	20,500

The earned performance-based restricted stock units will then be subject to time-based vesting, with the earned performance-based restricted stock units, if any, vesting on September 30, 2027, subject to Mr. Kiernan’s continued service through such date; provided such performance-based restricted stock units will fully vest upon Mr. Kiernan’s termination by the Company without “cause”, due to Mr. Kiernan’s death or “disability” or, following a Change in Control, due to a resignation by Mr. Kiernan for “good reason” (each as defined in the Kiernan Employment Agreement).

In addition, pursuant to the Kiernan Letter Agreement, in the event the Company receives any federal relief proceeds relating to a hurricane or other natural disaster event during the one-year period following Mr. Kiernan’s termination of employment for any reason other than for “Cause” which would have increased the amount of any bonus earned and paid or payable to Mr. Kiernan under the Kiernan Bonus Agreement had the amount of such federal relief proceeds been factored into the applicable performance measures used to calculate such bonus, Mr. Kiernan will be entitled to a cash payment equal to the difference between the amount of the bonus that was previously paid (or earned and payable) to him and the amount that would have been paid had such federal relief proceeds been factored into the applicable performance measures used to calculate such bonus, as determined by the Board in its discretion.

Bradley Heine
On August 16, 2023, the Company entered into an employment agreement (the “Heine Employment Agreement”) with Bradley Heine relating to Mr. Heine’s employment as the Company’s Chief Financial Officer for an initial term through September 30, 2025, following which the agreement will automatically renew for successive one-year periods unless either party provides sixty days’ prior written notice of non-renewal. The Heine Employment Agreement provides for an annual base salary of $275,000 (subject to increases from time to time as determined by the Company). Mr. Heine is also eligible for an annual incentive compensation award with an annual target opportunity in an amount equal to 40% of his annual base salary.
The Heine Employment Agreement includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.
On June 3, 2024, the Company entered into a letter agreement (the “Heine Letter Agreement”) with Mr. Heine which amended the Heine Employment Agreement. Pursuant to the Heine Letter Agreement, Mr. Heine is entitled to severance benefits upon termination of his employment with the Company (i) by the Company other than for “Cause”, death or “Disability” or (ii) by Mr. Heine for “Good Reason” on or following a Change in Control (each as defined in the Heine Letter Agreement). Mr. Heine’s severance benefits include, subject to his execution, delivery and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the Heine Employment Agreement, an amount equal to his annual base salary, payable in installments over the one-year period following the date of termination, and continued health benefits for up to 12 months. The Heine Letter Agreement does not alter any other provisions of the Heine Employment Agreement.
Danny Sutton
On November 15, 2017, the Company entered into an employment offer letter (the “Sutton Offer Letter”) with Mr. Sutton primarily addressing his compensation. The Sutton Offer Letter provided for Mr. Sutton to receive an initial annual base salary $225,000 (currently $297,409) and to be eligible for discretionary annual performance bonuses of up to 40% of his annual salary. Mr. Sutton’s employment with the Company is at-will.
The Sutton Offer Letter also provides that, if Mr. Sutton’s employment is terminated by the Company without “cause,” then, subject to his execution, delivery, and non-revocation of a general release of claims in favor of the Company, Mr. Sutton will be entitled to (i) cash severance, payable in weekly installments, in an amount equal to 26 weeks of the annual base salary if such termination occurs prior to December 31, 2019; (ii) cash severance, payable in weekly installments, in an amount equal to 52 weeks of the annual base salary if such termination occurs prior to December 31, 2020, but subsequent to December 31, 2019; and (iii) cash severance, payable in weekly installments, in an amount equal to 78 weeks of the annual base salary if such termination occurs subsequent to December 31, 2020.

Outstanding Equity Awards at Fiscal Year End 2024
The following table shows the number of exercisable and unexercisable stock options and stock grants held by our named executive officers at September 30, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
John E. Kiernan	9/7/2018	22,500	—	—	33.60	12/31/2026	—	—	—	—
	4/1/2022	—	—	—	—	—	5,000(1)	124,800	—	—
	5/18/2022	—	—	—	—	—	12,500(1)	312,000	—	—

Danny Sutton	10/11/2019	8,000	—	—	33.96	12/31/2026	—	—	—	—

(1)One-half of the restricted shares are scheduled to vest on January 1, 2025, subject to there being no termination of service for Mr. Kiernan having occurred, and the remaining shares are schedule to vest on January 1, 2026, in each case subject to no termination of service for Mr. Kiernan having occurred as of or prior to the vesting date. If, prior to the vesting date, such a termination of service occurs (i) without Cause; (ii) following a Change in Control, due to resignation for Good Reason; (iii) due to death; or (iv) due to Disability (as such terms are defined in the restricted stock awards), then any unvested restricted shares shall fully vest. If such a termination of service occurs for any other reason, then any unvested restricted shares would be forfeited.
(2)Based on the closing trading price of our common stock on September 30, 2024 of $27.97.

                                                                                                                            Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended September 30, 2024, 2023 and 2022, and our financial performance for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(h)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (2)	Net Income ($) (in 000s)
2024	$1,576,769	$1,629,444	$326,109	$326,109	$88	$6,355
2023	$952,442	$895,042	$247,241	$244,996	$78	$1,658
2022	$1,342,083	$1,135,994	$259,046	$207,388	$87	$11,886
________________________
(1)Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	John E. Kiernan	Brad Heine, Danny Sutton
2023	John E. Kiernan	Brad Heine, Perry Del Vecchio, Danny Sutton, James Sampel
2022	John E. Kiernan	Danny Sutton, James Sampel, Perry Del Vecchio, Rich Rallo

Compensation actually paid to our PEO represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Year	Reported Summary Compensation Table Total for PEO (a)	Reported Value of Equity Awards (b)	Equity Award Adjustments (c)	Compensation Actually Paid to PEO
2024	$1,576,769	$—	$52,675	$1,629,444
2023	$952,442	$—	$(57,400)	$895,042
2022	$1,342,083	$(778,050)	$571,961	$1,135,994

(a) The Summary Compensation Table Total for PEO and Compensation Actually Paid to PEO for fiscal 2023 set forth in the tables above have been revised to reflect the updated Summary Compensation Table total for Mr. Kiernan for fiscal 2023 as described above under “Executive Compensation – Summary Compensation Table”, which now includes the annual cash retainer paid to Mr. Kiernan for his service as a member of our board of directors in the amount of $75,000 and an additional long-term real estate bonus in the amount of $36,500, each of which were inadvertently excluded from the Summary Compensation Table filed in the Company’s prior annual proxy statement for fiscal 2023. Accordingly, the Summary Compensation Table Total for PEO for fiscal 2023 has been revised to $952,442 and the Compensation Actually Paid to PEO for fiscal 2023 has been revised to $895,042.

(b)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(c) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value adjustments have been made using the stock price and performance achievement as of the date of measurement; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments for our PEO for each applicable year are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards based on Change in Fair Value from Prior Year End to Applicable Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year based on Change in Fair Value from Prior Year End to Vesting Date	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$52,675	$—	$—	$—	$—	$52,675
2023	$—	$(57,400)	$—	$—	$—	$—	$(57,400)
2022	$494,200	$—	$92,575	$9,985	$(24,799)	$—	$571,961

Average Compensation actually paid to our non-PEO NEOs represents the average amount of “Compensation Actually Paid” to such NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid that reflect stock price changes and changes in performance achievement, using the same methodology described above in Note (b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$326,109	$—	$—	$326,109
2023	$247,241	$—	$(2,245)	$244,996
2022	$259,046	$(23,150)	$(28,508)	$207,388

(a) The grant date fair value of equity awards represents the total of the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards based on Change in Fair Value from Prior Year End to Applicable Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year based on Change in Fair Value from Prior Year End to Vesting Date	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$—	$—	$—	$—	$—	$—
2023	$—	$—	$—	$(2,113)	$(132)	$—	$(2,245)
2022	$13,365	$(43,165)	$—	$1,292	$—	$—	$(28,508)

The fair values of restricted stock awards and stock options included in the Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards for grant date fair value purposes. Restricted stock fair values are based on our stock price at the respective measurement dates. Performance stock option fair values are valued using a Monte Carlo simulation which utilizes multiple input variables including historical volatility, dividend yield and risk-free rate in order to estimate the probability of satisfying the performance objectives established for the applicable award. For information on the inputs to our Monte-Carlo simulations, see Note 9. Common Stock and Options to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2020.
Restricted Stock:

Valuation Date	9/30/2022	1/1/2023	9/30/2023	9/30/2024
Stock Price	$28.24	$23.87	$24.96	$27.97

Performance Option Valuations:

Valuation Date	9/30/2020	9/30/2021	9/30/2022
Stock Price	$28.62	$34.24	$28.24
Historical Volatility	34.80%	33.62%	35.76%
Risk-free Rate	0.40%	1.03%	4.04%
Dividend Yield	1.16%	5.52%	5.88%
(2) Assumed $100 was invested for the period starting September 30, 2021 through the end of the year listed.

Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended September 30, 2024, 2023 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of January 3, 2025, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each named executive officer (“NEO”); and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and dispositive power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise specified in the notes to this table, the address for each person is: Alico, Inc., 10070 Daniels Interstate Ct., Suite 200, Fort Myers, FL 33913.

	Shares Beneficially Owned (1)
	Number of Shares Beneficially Ownership Owned	Percentage of Shares Beneficially Owned
5% or Greater Shareholders
Gate City Capital Management, LLC (2)	828,018	10.8%
Thomas A. Satterfield Jr. (3)	573,410	7.5%
Brian J. Higgins (4)	514,287	6.7%
Dimensional Fund Advisors LP (5)	401,429	5.3%
BlackRock, Inc. (6)	500,872	6.6%
Clayton G. Wilson/Rio Verde Ventures, LLC (7)	405,052	5.3%
Directors and Named Executive Officers
George R. Brokaw	266,588	3.5%
Katherine R. English	11,215	*
Benjamin D. Fishman	10,670	*
W. Andrew Krusen, Jr. (8)	80,973	1.1%
Toby Purse	17,735	*
Adam H. Putnam	13,124	*
Henry R. Slack (9)	159,258	2.1%
John E. Kiernan (10)	59,079	*
Bradley Heine	—	*
Danny Sutton (11)	9,488	*

All Current Executive Officers and Directors as a group (13 persons) (12)	636,652	8.3%

* Less than 1%.
(1)Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting and/or dispositive power with respect to such shares. The percent of class of shares beneficially owned has been calculated based on the denominator, which in each case uses the respective sum of 7,636,160 shares, (which represents the number of shares outstanding on January 3, 2025) and the number of vested stock options within 60 days of January 3, 2025 held by the respective named individual or group.
(2)Based solely on a Schedule 13G filed on June 20, 2024. Consists of shares of common stock held by certain private investment funds and managed accounts for which Gate City Capital Management, LLC, an Illinois limited liability company (the "Management Company"), serves as an advisor. Michael Melby serves as the managing member of the Management Company. The Management Company and Mr. Melby each have sole voting power over 454,158 shares and sole dispositive power over 828,018 shares. The Management Company’s address of record is 8725 W. Higgins Road, Suite 530, Chicago, IL 60631.

(3)Based solely on a Schedule 13G/A filed on February 14, 2024. Thomas A. Satterfield, Jr. is the beneficial owner of 573,410 shares of common stock, with Mr. Satterfield having sole voting and dispositive power over 42,000 shares and shared voting and dispositive power over 531,410 shares. 5,000 shares are held jointly with Rebecca S. Satterfield, Mr. Satterfield’s spouse; 70,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation of which he serves as President; 215,000 shares are held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager; and 152,500 shares are held by A.G. Family L.P., a partnership managed by a general partner controlled by Mr. Satterfield. In addition, Mr. Satterfield has limited powers of attorney for voting and disposition purposes with respect to shares held by 18 others, aggregating 88,410 shares. Mr. Satterfield’s address of record is 15 Colley Cove Drive, Gulf Breeze, Florida 32561.
(4)Based solely on a Schedule 13G filed on November 15, 2019. Mr. Higgins is the beneficial owner of 514,287 shares of common stock directly owned by 208 Florida Holdings, LLC, of which Mr. Higgins is the sole member. Mr. Higgins has sole voting and dispositive power over such shares. Mr. Higgin’s address of record is 299 Park Avenue, 40th Floor, New York, NY 10171.
(5)Based solely on a Schedule 13G/A filed on February 9, 2024. Represents an aggregate of 401,429 shares of common stock beneficially owned by Dimensional Fund Advisors LP in its capacity as investment adviser on behalf of its clients. Dimensional Fund Advisors LP has sole voting power over 390,952 shares and sole dispositive power over 401,429 shares. The address of record of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(6)Based solely on a Schedule 13G/A filed on January 29, 2024. BlackRock, Inc. has sole voting power over 490,549 shares of common stock and sole dispositive power over 500,872 shares of common. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)Based solely on a Schedule 13G filed on November 22, 2019. Consists of (i) 60,909 shares of common stock owned by Clayton G. Wilson and 344,143 shares owned by Rio Verde Ventures, LLC, a Florida limited liability company, of which Mr. Wilson is the sole member (collectively with Mr. Wilson the “Wilson Group”). Mr. Wilson has sole voting and dispositive power over such shares. The Wilson Group’s address of record is 21299 US Highway 27, Lake Wales, Florida 33859.
(8)Includes 40,000 shares of common stock held by WIT Ventures, LTD ("WIT"). Dominion Financial Group, Inc. ("DFG") is the managing general partner of WIT. Mr. Krusen is the Non-Executive Chairman of DFG and a DFG shareholder. Mr. Krusen has no investment authority at WIT or DFG and disclaims beneficial ownership of the shares held by WIT except to the extent of his pecuniary interest therein.
(9)Includes (i) 128,571 shares of common stock held by Rinyami, LLC (“Rinyami”), (ii) 1,820 shares of common stock held by Montac Trust (“Montac”) and (iii) 1,000 shares held by two family trusts (the “Family Trusts”). Mr. Slack is the Managing Member of Rinyami and has voting and dispositive power over shares held by Rinyami. Mr. Slack is a beneficiary of Montac and certain of Mr. Slack’s family members are beneficiaries of the Family Trusts. Mr. Slack disclaims beneficial ownership of the shares held by Rinyami, Montac and the Family Trusts except to the extent of his pecuniary interest therein.
(10)Consists of (i) 36,579 shares of common stock and (ii) 22,500 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of January 3, 2025.
(11)Consists of (i) 1,488 shares of common stock and (ii) 8,000 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of January 3, 2025.
(12)Consists of (i) 598,652 shares of common stock and (ii) 38,000 shares of common stock subject to options that are or will be exercisable within 60 days of January 3, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such person in this regard, we believe that all such persons complied with on a timely basis with all Section 16(a) filing requirements during the fiscal year ended September 30, 2024, other than one Form 3 that that was inadvertently filed late for Mitch Hutchcraft.

Certain Relationships and Related Party Transactions
The Company may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. All such transactions are subject to approval or ratification in accordance with a written related person transaction policy adopted by the Board. This policy defines a “related person” as: (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (3) any immediate family member of any of the foregoing persons, and any person (other than domestic employees or tenant) sharing the household of such person; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. This policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which (1) the Company was, is or will be a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and (3) any related person had, has or will have a direct or indirect material interest.
Under the Company’s policy, all related person transactions are to be approved by the Audit Committee or an ad hoc subcommittee composed of independent directors (including at least one audit committee financial expert) in certain circumstances. In reviewing related person transactions, the Audit Committee or ad hoc subcommittee will consider all relevant material facts and circumstances available to it, including the benefits of the transaction to the Company, the nature and extent of the related person interest, the impact on any interested director’s independence and judgment to act in the best interests of the Company and whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under similar circumstances.
Related Party Transactions
On January 1, 2022, Mr. Kiernan, the Company’s President and CEO, entered into a Hunting Lease Agreement and Real Estate Purchase and Sale Option Agreement, with the Company (the “Kiernan Lease Agreement”). Under the Kiernan Lease Agreement, the Company was leasing what was originally estimated to be approximately 93 acres of Company owned, largely unimproved land (the “Land”) to Mr. Kiernan for a three-year term commencing on January 1, 2022, and ending on January 1, 2025, and with a yearly rent of $1,860.00. Additionally, under the terms of the Kiernan Lease Agreement, the Company had granted to Mr. Kiernan an option to purchase the Land from the Company, exercisable only during the one-year period January 1, 2022 through January 1, 2023, and at a price of $480,000 ($5,161 per acre), which price was based on an independent appraisal obtained by the Company and dated as of November 11, 2021. On August 26, 2022, Mr. Kiernan exercised his option to purchase the land. Pursuant to exercise of the option, the Company sold what turned out to be a parcel of approximately 85 acres to Mr. Kiernan on October 20, 2022, for approximately $438,900 ($5,161 per acre). The Kiernan Lease Agreement (including the grant of the option to purchase) was approved in accordance with the Company’s related person transaction policy by an ad hoc subcommittee comprised of all independent directors (including at least one audit committee financial expert) after considering all relevant material facts and circumstances and after determining, based on such facts and circumstances, that the terms of the Kiernan Lease Agreement (including the grant of the option to purchase) were comparable to terms the Company could have obtained in arm’s-length dealings with unrelated third parties.
Additionally, the following related person transactions are pre-approved under the Company’s related person transaction policy, subject to certain limitations: (1) employment of executive officers if compensation is required to be reported in the Company’s Annual Report on Form 10-K or proxy statement or if the officer is not an immediate family member of a related person and the compensation was approved or recommended for approval by the Compensation Committee; (2) director compensation or reimbursement and reimbursement of expenses in connection with such service if consistent with a Board-approved compensation of reimbursement policy; (3) reimbursement of employee expenses if consistent with a Board-approved reimbursement policy; (4) transactions where the related person’s interest arises solely from owning common stock of the Company and all common stock holders receive the same benefit on a pro rata basis; (5) transactions available to all Company employees generally; (6) charitable contributions, grants or endowments to an organization where the related person is an employee or director (but not an executive officer) if the aggregate amount does not exceed the lesser of $200,000 or 2% of the organization’s total annual receipts, expenditure or assets; and (7) transactions previously approved by the Audit Committee prior to the adoption of the policy.

OTHER MATTERS
The Board is aware of no other matter that will be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SHAREHOLDERS’ PROPOSALS AND NOMINATIONS FOR 2026 ANNUAL MEETING

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary, Mary Molina, at our offices at 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913 in writing not later than September 17, 2025.
Shareholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 150th day and not later than the 120th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than October 1, 2025 and no later than October 31, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after February 28, 2026, then our Corporate Secretary must receive such written notice not later than the close of business on the 120th day prior to the 2026 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

ALICO’S ANNUAL REPORT ON FORM 10-K

A copy of Alico’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on January 3, 2025 without charge upon written request addressed to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 200
Fort Myers, FL 33913
Attention: Mary Molina, Corporate Secretary
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 at www.alicoinc.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

January 15, 2025	By Order of the Board of Directors

/s/ Mary Molina
Mary Molina
Chief Administration Officer and
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 28, 2025: The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 are available on our website at www.alicoinc.com. In addition, you may access these materials at www.proxyvote.com.

APPENDIX A
ALICO, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 2015

Section 1.    Purpose; Definitions
The purpose of this Plan is to amend and restate in its entirety the Alico, Inc. Stock Incentive Plan of 2015 and to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
    “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
    “Applicable Exchange” means the Nasdaq or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
    “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.
    “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.
    “Board” means the Board of Directors of the Company.
    “Business Combination” has the meaning set forth in Section 10(e)(iii).
    “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define “Cause”: (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, (iii) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (iv) a material violation of the Company’s ethics and compliance program, or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
    “Change in Control” has the meaning set forth in Section 10(e).
    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
    “Committee” has the meaning set forth in Section 2(a).
    “Common Stock” means common stock, par value $1.00 per share, of the Company.
    “Company” means Alico, Inc., a Florida corporation.
    “Corporate Transaction” has the meaning set forth in Section 3(d)(i).
    “Disability” means (a) “Disability” as defined in any Individual Agreement to which the Participant is a party, (b) if there is no such Individual Agreement or it does not define “Disability,” disability of a Participant means the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and duration of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.
    “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
    “Effective Date” has the meaning set forth in Section 12(a).
    “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, as well as all regulations and guidance thereunder.
    “Fair Market Value” means the closing price of a Share on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion using a reasonable valuation method which shall include consideration of the following factors, as applicable: (a) the value of the Company’s tangible and intangible assets; (b) the present value of the Company’s future cash-flows; (c) the market value of stock or equity interests in similar corporations and other entities engaged in substantially similar trades or businesses, the value of which can be readily determined objectively (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction); (d) control premiums or discounts for lack of marketability; (e) recent arm’s-length transactions involving the sale or transfer of such stock or equity interests; and (f) other relevant factors.
    “Free-Standing SARs” has the meaning set forth in Section 5(b).
    “Full-Value Award” means any Award other than an Option or Stock Appreciation Right.
    “Good Reason” means, unless otherwise determined by the Committee, (i) “Good Reason” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Good Reason”: (A) a material adverse change in the applicable Participant’s authority, powers, functions, duties or responsibilities as in effect immediately prior to the applicable Change in Control; (B) a material reduction in the applicable Participant’s base salary below the level in effect immediately prior to the applicable Change in Control; or (C) the reassignment of the applicable Participant’s place of employment to an office location more than 50 miles from the Participant’s then-current place of employment.
    “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with Section 424(e) and (f) of the Code, respectively.
    “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

    “Incumbent Board” has the meaning set forth in Section 10(e)(ii).
    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
    “Nonqualified Option” means any Option that is not an Incentive Stock Option.
    “Option” means an Award granted under Section 5.
    “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.
    “Outstanding Company Shares” has the meaning set forth in Section 10(e)(i).
    “Outstanding Company Voting Securities” has the meaning set forth in Section 10(e)(i).
    “Participant” means an Eligible Individual to whom an Award is or has been granted.
    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. Such goals shall be based on the attainment of specified levels of one or more of the following measures, without limitation: overall or selected premium or sales growth, expense efficiency ratios (ratio of expenses to premium income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, shareholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk-based capital, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre-or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), cost control, gross profit, operating profit, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.
    “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured, provided that such period shall in no event be shorter than six months.
    “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
    “Person” has the meaning set forth in Section 10(e)(i).
    “Plan” means this Alico, Inc. Amended and Restated Stock Incentive Plan of 2015, as set forth herein and as hereafter amended from time to time.
    “Replaced Award” has the meaning set forth in Section 10(b).
    “Replacement Award” has the meaning set forth in Section 10(b).
    “Restricted Stock” means an Award granted under Section 6.

    “Restricted Stock Units” has the meaning set forth in Section 7(a).
    “Restriction Period” has the meaning set forth in Section 6(b)(ii).
    “Retirement” means the Participant’s Termination of Service after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.
    “SEC” means the Securities and Exchange Commission or any successor agency.
    “Section 16(b)” has the meaning set forth in Section 11(a).
    “Separation from Service” has the meaning set forth in Section 11(b).
    “Share” means a share of Common Stock.
    “Share Change” has the meaning set forth in Section 3(d)(ii).
    “Stock Appreciation Right” has the meaning set forth in Section 5(b).
    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
    “Tandem SARs” has the meaning set forth in Section 5(b).
    “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.
    “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.
Section 2.    Administration
(a)    Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(i)    to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)    to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)    subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;
(vi)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(vii)    to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);
(viii)    subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(ix)    to decide all other matters that must be determined in connection with an Award;
(x)    to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;
(xi)    to establish any “blackout” period that the Committee, in its sole discretion, deems necessary or advisable; and
(xii)    to otherwise administer the Plan.
(b)    Procedures.
(i)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)    Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)    Discretion of Committee. Subject to the second sentence of the definition of “Cause,” any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants, and Eligible Individuals.
(d)    Cancellation or Suspension. Subject to Section 5(d) and Section 12(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended.
(e)    Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.
Section 3.    Common Stock Subject to Plan

(a)    Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 1,250,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,250,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares.
(b)    Individual Limits. No Participant may be granted performance-based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 500,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 500,000 Shares during any calendar year.
(c)    Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of Shares available for delivery under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax-withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.
(d)    Adjustment Provision.
(i)    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.
(ii)    In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.
(iii)    In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(iv)    The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings.
(e)    Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
Section 4.    Eligibility
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
Section 5.    Options and Stock Appreciation Rights
(a)    Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b)    Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)    Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)    Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
(e)    Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(f)    Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the Grant Date.

(g)    Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept or, if approved by the Committee, payment, in full or in part, may also be made as follows:
(i)    Payments may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).
(ii)    To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii)    Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.
(h)    Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i)    Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.
(j)    Termination of Service. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Service:
(i)    Upon a Participant’s Termination of Service for any reason other than death, Disability, Retirement or Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Service may be exercised at any time until the earlier of (A) the 90th day following such Termination of Service and (B) expiration of the Term thereof;
(ii)    Upon a Participant’s Termination of Service by reason of the Participant’s death or Disability, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) the first anniversary of the date of such death or Disability and (B) the expiration of the Term thereof;

(iii)    Upon a Participant’s Termination of Service for Retirement, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) in the case of Nonqualified Options and Stock Appreciation Rights, (x) the fifth anniversary of such Termination of Service and (y) the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, (x) the 90th day following such Termination of Service and (y) the expiration of the Term thereof; and
(iv)    Upon a Participant’s Termination of Service for Cause, any Option or Stock Appreciation Right held by the Participant shall immediately be forfeited.
(k)    Committee Discretion. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Service, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.
(l)    Additional Terms of Incentive Stock Options. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Committee will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Option.
Section 6.    Restricted Stock
(a)    Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. Amended and Restated Stock Incentive Plan of 2015 and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Alico, Inc., 10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b)    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i)    The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Awards of Restricted Stock (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.
(ii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award of Restricted Stock for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(iii)    Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Award of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv)    If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
Section 7.    Restricted Stock Units
(a)    Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
(b)    Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i)    The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee or in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(ii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)    The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).
Section 8.    Performance Units
Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be five million dollars ($5,000,000).

Section 9.    Other Stock-Based Awards
Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.
Section 10.    Change in Control Provisions
(a)    General. The provisions of this Section 10 shall, subject to Section 3(d) and Section 10(f), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b)    Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change in Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such performance-based Awards have been fully achieved as of the date of such Change in Control.
(c)    Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)    Termination of Service. Upon a Termination of Service of a Participant occurring upon or during the two years immediately following the date of a Change in Control by reason of death, Disability or Retirement, by the Company without Cause, or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 10(d), and (B) in the case of Nonqualified Options and Stock Appreciation Rights, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(d) and (y) the earlier of (1) the third anniversary of such Change in Control and (2) expiration of the Term of such Nonqualified Option or Stock Appreciation Right.

(e)    Definition of Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding Common Stock (the “Outstanding Company Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(e);
(ii)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries with a third party, or of a sale or other disposition of all or substantially all of the assets of the Company to a third party, in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any parent of such entity, any employee benefit plan (or related trust) of the Company, such entity resulting from such Business Combination or such parent) beneficially owns, directly or indirectly, more than 50%, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(f)    Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(b). Nothing in this Section 10 shall preclude the Company from settling upon a Change in Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).
Section 11.    Section 16(b); Section 409A

(a)    The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
(b)    The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.
Section 12.    Term, Amendment and Termination
(a)    Effectiveness. The Plan was originally effective as of February 25, 2015. The amended and restated Plan was approved by the action of the Board on December 17, 2024 (the “Effective Date”), upon the recommendation of the Compensation Committee, and subject to and contingent upon approval by at least a majority of the outstanding shares of the Company. The Plan will be effective as of the date of such approval by the Company’s shareholders.
(b)    Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c)    Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent that such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)    Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.
Section 13.    Unfunded Status of Plan
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
Section 14.    General Provisions
(a)    Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the

Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)    No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to an amount up to the maximum statutory withholding rates required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)    Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).
(f)    Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(g)    Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or cancelled should revert to the Company.
(h)    Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)    Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(j)    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k)    Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or (except with respect to Stock Options and Stock Appreciation Rights) dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends and dividend equivalents with respect to performance-based Awards may not be paid until vesting (if any) of such Awards, and the Committee shall not take or omit to take any action that would result in the imposition of penalty taxes under Section 409A of the Code.
(l)    Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with applicable law or any policy of the Company providing for the recovery of incentive compensation, whether or not such policy was in place at the time of grant of an Award.
(m)    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

ALICO, INC.
10070 DANIELS INTERSTATE COURT
FORT MYERS, FLORIDA 33913

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALCO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60740-P22290 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALICO, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of eight directors to serve until the 2026 Annual Meeting of Shareholders, and until their respective successors have been duly elected and qualified:

Nominees:	**For**	**Against**	**Abstain**
1a. George R. Brokaw	☐	☐	☐
1b. Katherine R. English	☐	☐	☐
1c. Benjamin D. Fishman	☐	☐	☐
1d. John E. Kiernan	☐	☐	☐
1e. W. Andrew Krusen, Jr.	☐	☐	☐
1f. Toby K. Purse	☐	☐	☐
1g. Adam H. Putnam	☐	☐	☐
1h. Henry R. Slack	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Approval of the amendment and restatement of the Alico, Inc. Stock Incentive Plan of 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V60741-P22290

ALICO, INC.
ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 28, 2025, 9:30 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc. hereby appoint(s) John E. Kiernan and Bradley Heine or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Alico, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 A.M., Eastern Time on Friday, February 28, 2025, which will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/ALCO2025, and any continuation, adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side